GRAPHIC


May 6, 1997


Mr. Thomas A. Jones, Esq.
Senior Attorney
Division of Corporation Finance
United States Securities
and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

                  Stop 7-6
Dear Mr. Jones:


This letter is in response to the Staff's letter of comment dated May 2, 1997 of our preliminary proxy materials dated April 1, 1997 (File No. 0-17293) In accordance to your request we will key our replies to Staff's comment number. The date of the meeting have not yet been changed and will be finalized after we receive clearance to distribute. The actual dates will be filed in the definitive proxy statement if this meets with your approval.

Voting Securities

1. In page 1, paragraph 3 of VOTING SECURITIES the paragraph was revised to show that the required vote was the same on all proposals and, accordingly, the term plurality was removed to avoid any confusion.

2. In page 1, paragraph 3 of VOTING SECURITIES the paragraph was extended to include the fact that the directors and one beneficial owner have committed to the purchase and that they represent a majority interest.

Executive Compensation

3. The requested footnote regarding the valuation of the options and the share price on that date has been added to the compensation table on page 6.

Authorization of Sale of the Business and Majority of the Assets of the Corporation

4. We believe a balanced discussion has resulted as a result of the revision, we have made to the discussion of the proposed sale on pages 7 through 13 of the Proxy Statement.

5. As we communicated to the Staff, because this is a cash offer by Casco we do not believe that Item 14 of Schedule 14A requires disclosures as to Casco and its parent Sybron other than the disclosure on Page 9 as to the financial ability to pay the purchase price (expressed in terms of revenues and net income) and the addresses of the two corporations on pages 7 and 8. The shareholder of the Company will not become an investor in Sybron, so that details as to its operations, management, financial statements, etc. are not necessary for the shareholder to make his or her decision on how to vote.

In as far as Item 14 relates to the Company itself, we believe that appropriate disclosures are made. In order to comply better with paragraph (a) 6, the carryover paragraph on page 8 describing briefly the business of Sybron, the business of the Company already being described in the second full paragraph on page 8, thus complying with subparagraph (a) (2). We have also added a section on page 12 under "Effect of the Transaction" to discuss the effects on shareholders of the Company if the sale is consummated, thereby complying with subparagraph (a)(3) (iii), and the accounting treatment of the transaction, thereby complying with subparagraph (a) (3)(iv). We believe that other items in paragraph (a) are either inapplicable, as, for example, there was no fairness opinion or reports obtained as contemplated by subparagraph (a)(10) or material contracts, etc. between the Company and Casco as would have to be reported pursuant to subparagraph (a) (11), or are reported in the Annual Report and the Quarterly Report which accompany the Proxy Statement or were already in the text of the Proxy Statement. See also our responses to the Staffs' comments numbered 21 and 22 in this supplemental letter. The proposed transaction being a cash transaction, we do not believe that any pro forma data is relevant to the shareholder understanding the transaction - other than shown in Appendix B.

6. A pro forma balance sheet has been included as Appendix B. It is referenced in the first paragraph under "Effect of the Transaction" on page 12 as is the discussion of the accounting for the AccuScreen termination fee which is included in the first full paragraph on page 9.

7. The requested disclosure regarding payment for an inventory buildup has been added to the carryover paragraph 1 on page 9.

8. We have clarified that Casco is not buying our accounts receivable and the resultant effect on the Company in the carryover paragraph on page 9.

9. Book value per share have been disclosed in the first full paragraph of page
9. As indicated above in the response to the Staff's comment numbered 5, pro forma data was not deemed relevant to this cash transaction.

10. The third full paragraph on page 8 has been expanded to identify and discuss actions taken by the Board seeking a potential sale or merger over the past several years.

11. The agreement with Allegiance Healthcare was discussed in the Form 10-KSB under Marketing and Distribution under its former name, Baxter Healthcare. Because the sales were less than 10% of total sales, no figures were presented because the agreement was not material despite the high hopes to the contrary. The sales to Allegiance Healthcare have been included in the fourth full paragraph on page 8.

12. The other three offers have been discussed in the second full paragraph on page 9.

13. The explanation of the Board's analysis has been expanded in the carryover paragraph of page 10 to include some of factors used in selecting the Casco offer.

14. The factors considered by the Board have been disclosed by an expansion of the carryover paragraph on page 10. The two risks which the directors foresaw - that a higher offer may be received if the Company waits and that a new business may not be acquired -- are discussed at pages 10 and 11, respectively.

15. The Board first considered these two factors: (1) absent an infusion of major capital, which did not seem likely, the Company could not continue to compete effectively and (2) even if the Company had the financing, it was not likely that it would be able to compete effectively. Accordingly, seeking a strategic partner or a purchaser seemed in the best interest of the Company and its shareholders. Once the most favorable offer was received and the decision to sell was implemented, the remaining question was liquidate or seek another business after consummating the sale. The Board elected the latter approach as being in the best interest of the shareholders. All of these factors are discussed in the third full paragraph on page 10.

16. The Company does not believe the factors described in its response to the Staff comment numbered 15 is capable of quantification, especially as to what will happen after the sale. The latter is a business judgmental call and only time will indicate if the Board made the right choice between seeking a new business or liquidating. Accordingly, the Company does not believe any additional amplification is appropriate.

Post-Closing Intentions of the Company.

17. Disclosure of the plan for running the Company after the sale has been disclosed and expanded in the fourth full paragraph on page 12.

18. Information regarding shareholder approval of new operations is included starting with the first paragraph on page 13. Any new operations will be implemented only with shareholder approval.

19. That the Board considered liquidation is disclosed in the third and fourth full paragraph on page 10.

20. The Company has changed what was the last sentence in the carryover paragraph on page 9 of the Proxy Statement as originally filed to eliminate any reference to investments. The aim of the Board is to seek a new business, acquire the same for cash and/or stock and then operate the same. There is, accordingly, no Investment Company Act issue.

21. Information required in Item 14 (a) (12) of Schedule 14A regarding stock prices is included on page 12 under "Effect of the Transaction" in the second paragraph.

22. The information specified in Item 14 (b) (3) (i) relating to the Company is all disclosed in the Annual Report (and updated in part by the Quarterly Report) which accompanies the Proxy Statement. As indicated in the Company's response to the Staff comment numbered 5, the Company does not believe any disclosures relating to Casco (Item 14 (b) (3) (ii)) or Sybron (Item (14) (b) (i)) are relevant to a cash transaction.

23. All of the items specified in Item 15 of Schedule 14A are disclosed in the Proxy Statement, the property to be transferred is described in the carryover paragraph on page 9, the consideration to be paid is also described in the carryover paragraph on page 9 and the other material terms are described in the last paragraph of page 7. The Company has added to the fourth paragraph on page 10 an explanation why the Board believes the transaction to fair to shareholders.

24. The Company's intention in the event the transaction is not approved by the shareholders is described in the second full paragraph on page 11.

General

25. The revised proxy statement has been refiled and this supplemental letter has been prepared to respond to the Staff's comments.

26. Currently, no updated financial information is required by Item 310 (g) of Regulation S-B.

27. So noted.

We believe this covers all the comment which were made regarding the preliminary proxy statement. If you have any questions, please call the undersigned at (609) 228-8500 or Robert W. Berend, Esq. a partner of Gold & Wachtel, LLP counsel for the Company, at (212) 909-9602.


Very truly yours,

/s/ Patrick J. Brennan
----------------------
Patrick J. Brennan, CPA
Vice President and
Chief Financial Officer

                                  SCHEDULE 14A
                                (Rule 14a - 101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1994 (Amendment No. 1)


Filed by the Registrant _X_

Filed by a Party other than the Registrant __

Check the appropriate box:

_X_  Preliminary Proxy Statement              ___  Confidential, For Use of the
                                                   Commission Only (as permit-
                                                   ted by Rule 14a-6(e) (2))
___  Definitive Proxy Statement

___  Definitive Additional Materials

___  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          DRUG SCREENING SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        _X_  No fee required

        ___  Fee computed on table below per Exchange Act
             Rules 14a-6(i) (1) and O-11

         (1) Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------
         (5) Total fee paid:

------------------------------------------------------------------------------
         ___ Fee paid previously with preliminary materials.

                          DRUG SCREENING SYSTEMS, INC.
                             604 VPR Commerce Center
                             1001 Lower Landing Road
                               Blackwood, NJ 08012

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  June 3, 1997




To the Shareholders of Drug Screening Systems, Inc.

         Notice is hereby given that the Annual Meeting of Shareholders of Drug Screening Systems, Inc. (the "Company") will be held at the offices of Gold & Wachtel, 110 East 59th Street, New York, New York, on Tuesday, June 3, 1997 at 9:15 o'clock in the forenoon for the following purposes:

                  (1) To elect three (3) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and shall have qualified;

                  (2) To ratify the appointment by the Board of Directors of the Company of Deloitte & Touche as auditors of the Company for the fiscal year commencing July 1, 1996; and

                  (3) To authorize the sale of the Business and the majority of the assets of the Corporation;

                  (4) To authorize the name change of the Corporation to DSSI Corporation;

                  (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Each shareholder of record at the close of business on April 30, 1997 is entitled to cast, in person or by proxy, one vote for each share of Common Stock held by such shareholder on such date.

                       By order of the Board of Directors


                                                Patrick J. Brennan, CPA
                                                Secretary

Dated: May 2, 1997



------------------------------------------------------------------------------
         YOUR PROXY IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE FILL-IN, DATE, SIGN AND MAIL IT TODAY IN THE ACCOMPANYING SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                          DRUG SCREENING SYSTEMS, INC.
                             604 VPR Commerce Center
                             1001 Lower Landing Road
                               Blackwood, NJ 08012

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           To be held on June 3, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Drug Screening Systems, Inc. (the "Company"), a Pennsylvania corporation having its principal office at 604 VPR Commerce Center, 1001 Lower Landing Road, Blackwood, New Jersey 08012, for use at the Annual Meeting of Shareholders to be held on Tuesday, June 3, 1997 or any adjournment or adjournments thereof. Only shareholders of record at the close of business on Wednesday, April 30, 1997 (the "Record Date"), are entitled to vote at the meeting. Proxy material is first being mailed on or about May 2, 1995 to the Company's shareholders of record on the Record Date.

                                VOTING SECURITIES

         The voting securities at the meeting will consist of 4,246,017 shares of Common Stock, $0.01 par value (the "Common Stock"). Each shareholder of record is entitled to cast, in person or by proxy, one vote for each share of Common Stock held by such shareholder at the close of business on the Record Date.

         Shareholders who execute proxies retain the right to revoke them by notifying the Company at any time before they are voted. Such revocation may be effected by execution of a subsequently dated proxy or by a letter to the Company, sent to the attention of the Secretary at the address of the Company's principal office set forth above in the introductory paragraph to this Proxy Statement or delivered at the Meeting, revoking the proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the direction given therein. If no direction is given, a properly executed proxy will be voted in favor of the election of management's nominees as directors and in favor of the proposal to ratify the appointment of auditors.

         A majority of the votes cast at the Meeting shall be necessary to elect a director, approve the proposal numbered "2" in the Notice of Annual Meeting to ratify the appointment of auditors, approve the proposal numbered "3" in the Notice of Annual Meeting to sell the business and the majority of the assets of the Corporation and approve the proposal numbered "4" in the Notice of Annual Meeting to change the name of the Corporation. A shareholder shall not have a right to receive payment for his, her or its shares as a result of shareholder approval of the proposal numbered "3" in the Notice of Annual Meeting. As indicated under "securities Ownership of Certain Beneficial Owners and Management," the directors and a beneficial owner may vote an aggregate of 2,522,820 shares of the Common Stock and have committed themselves to vote for all proposals enumerated in the Notice of Meeting, including the proposal numbered "3" to authorize the sale of the Company's business. Assuming these commitments are kept, all of the proposals will be approved even if all other shareholders vote against. Nevertheless, the Board urges all shareholders to vote on these important matters and recommends that the vote in favor of all proposals for the reasons set forth in this Proxy Statement.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the Record Date with respect to (1) all persons who are known to the Company to own beneficially or exercise voting or dispositive control of 5% or more of the outstanding shares of the Common Stock, (2) each current director who is also a nominee for election as a director, (3) any executive officer of the Company whose compensation exceeded $100,000 during the fiscal year ended June 30, 1996 ("Fiscal 1996") and (4) all directors and officers as a group. Each beneficial owner, except Mr. Gordon and Mr. William Davidowitz has advised the Company that he has sole voting and investment power with respect to his shares except as to those shares still subject to exercise of an option or warrant as to which there are no voting rights until the option or warrant is exercised. The information in the table as to each of Mr. Gordon and Mr. William Davidowitz was derived from a Schedule 13 D filed by him pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                         Number of Shares of
Name and Address of                          Common Stock                             Percent of
  Beneficial Owner                       Beneficially Owned                            Class(1)
  ----------------                       ------------------                            --------

James A. Gordon                                785,093                                   18.5%
  Edgewater Private Equity Fund L.P.
  666 Grand Avenue, Suite 200
  Des Moines, Iowa 50309

John Pappajohn(2)                            1,233,458(3)                                28.1%
  c/o Pappajohn Capital Resources
  2116 Financial Center
  Des Moines, Iowa 50309

Jeff Davidowitz(2)                             410,000(4)                                 9.6%
  c/o JIBS Equities
  Line and Grove Streets
  PO Box 87
  Nanticoke, PA  18634

William Davidowitz                             260,000                                    6.1%
  c/o JIBS Equities
  Line and Grove Streets
  PO Box 87
  Nanticoke, PA  18634

Stephen C. Turner(2)                            26,000(4)                                 0.6%
  c/o Oncor, Inc.
  209 Perry Parkway
  Gaithersburg, MD  20877

Joseph R. Shaya                                125,000(5)                                 2.9%
   c/o Drug Screening Systems, Inc.
   P.O. Box 579
   Blackwood, NJ 08012

Patrick J. Brennan                              25,000(4)                                 0.6%
   c/o Drug Screening Systems, Inc.
   P.O. Box 579
   Blackwood, NJ 08012

All Executive Officers and
  Directors as a Group (5 persons)           1,819,458(4)(5)                             39.7%


(1) The percentages are based upon 4,246,017 shares of the Common Stock being outstanding on the Record Date and, where appropriate, effect is given to the exercise of warrants or options as required by Rule 13d-3(d)(1)(i) under the Exchange Act.

(2)  A director of the Company and a nominee for re-election at the Annual
     Meeting.

(3) Includes an aggregate of 141,731 shares, after giving effect to anti-dilution provisions, subject to warrants expiring February 17,1998, February 18, 1998, March 11, 1998 and March 30, 1998 granted to Mr. Pappajohn in connection with a loan guaranty and pledge.

(4) Reflects or includes 25,000 shares issuable upon exercise of an option expiring August 9, 1999.

(5) Reflects 125,000 shares issuable upon exercise of an option expiring August 9, 1999.

                              ELECTION OF DIRECTORS

Directors

         The Board of Directors currently consists of three members. Three directors will be elected the Annual Meeting. All current directors have been nominated for re-election. Each director so elected will serve until the next Annual Meeting of Shareholders and until his successor has been duly elected and qualified or until his earlier resignation, removal from office or death.

         Proxies received in response to this solicitation will be voted for the election of the persons indicated below unless otherwise specified in the proxy. If any nominees shall be unable or declines to serve, it is intended that the proxies will be voted only for the balance of those named and such other person as the Board of Directors may designate as a substitute for such nominee, but the Board of Directors knows of no reason to anticipate that this will occur. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

         The following table sets forth certain information, as of the Record Date, concerning the nominees for election as directors of the Company. For information as to the shares of the Common Stock held by each nominee, see the section "Security Ownership of Certain Beneficial Holders and Management" elsewhere in this Proxy Statement.


                                                                    Year First
                                                                     Became a
Name of Director         Age     Principal Occupation                Director
----------------         ---     --------------------                --------

John Pappajohn........... 68     President of Equity Dynamics, Inc.   1991
                                 a financial consulting and venture
                                 capital firm

Steven C. Turner......... 51     Chief  Executive Officer of Oncor,   1991
                                 Inc., a manufacturer of genetic
                                 medical diagnostics

Jeff Davidowitz.......... 40     President, Penn Footwear, a          1994
                                 manufacturer of shoes

         All directors hold office until the next Annual Meeting of Shareholders of the Company or until their successors have been duly elected and qualified. Each of the current directors was elected at the Annual Meeting of Shareholders on November 14, 1995.

Executive Officers

         As of the Record Date, the executive officers of the Company were:
                                                                      Year First
                                                                      Became as
Name of  Officer             Age   Position with the Company            Officer
-------  -------             ---   -------------------------            -------

Joseph R. Shaya.............. 57   Acting President & Chief               *
                                   Executive Officer

Patrick J. Brennan, CPA...... 52   Vice President, Chief Financial      1994
                                   Officer, Chief Accounting Officer
                                   and Secretary

* Mr. Shaya, a consultant to the Company since June 1, 1994, was hired by the Board to fulfill the duties of President and Chief Executive Officer, reporting directly to the Board, until an officer is engaged to perform such duties as an employee.

         Each executive officer of the Company will serve until the first meeting of the Board of Directors following the next Annual Meeting of Shareholders or until the Board otherwise directs.

Family Relationships

         There are no family relationships among any of the directors or executive officers of the Company.

Business History

         John Pappajohn, a director of the Company since December 1991, has been the President of Equity Dynamics, Inc., a financial consulting and venture capital firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm, since 1969. Mr. Pappajohn is a member of the Board of Directors of the following public companies: Pace Health Systems, Inc., a medical software company; Core Management, Inc., a workmen's compensation software company; United Systems Technology, Inc., a municipal software company; BioCryst Pharmaceuticals, Inc., a pharmaceutical company and OncorMed, Inc., which is a genetic based cancer service.

         Stephen C. Turner, a director of the Company since December 1991, has been, since August 1983, the Chairman of the Board and Chief Executive Officer of Oncor, Inc., a public company which manufactures genetic medical diagnostics.

         Jeff Davidowitz, a director of the Company since June 1994, has been President of Penn Footwear, a private company which manufactures shoes, since January 1, 1991. Prior to that, he was Vice President of Penn Footwear.

         Joseph R. Shaya was engaged as a consultant on June 1, 1994 to perform the role of Acting President and Chief Executive Officer. Mr. Shaya has had his own consulting business for the past seventeen years and has served such clients as the Gallup Organization, Bell Atlantic Nynex Mobile, Century Telephone Enterprises, World Data, and Nokia Corporation.

         Patrick J. Brennan, CPA joined the Company on September 27, 1994 as Vice President, Chief Financial Officer and Secretary. Prior to that, Mr. Brennan was Chief Financial Officer of Enzymatics, Inc., from June 1993 until March 1994, Prior to that, he served as Chief Financial Officer for American Film Technologies, Inc. (AFT) from August 1988 until December 1992. In February 1991, Mr. Brennan was elected to the Board of Directors of AFT. Mr. Brennan continued on the Board after his resignation. In October 1993, AFT filed for bankruptcy under Chapter 11 of the Federal Bankruptcy Code. Mr. Brennan, as well as most directors, resigned upon the acquisition by a new investor. From December 1992 to June 1993 and from March 1994 to September 1994, Mr. Brennan was an independent consultant.

         Messrs. Pappajohn and Turner (as indicated above) are the only directors to currently serve as a director of another company which has a security registered under Section 12(b) or (g) of the Exchange Act . No director serves as a director of another company which is registered as an investment company under the Investment Company Act of 1940, as amended.

Board Committees

         The Board has an Audit Committee consisting of Stephen Turner as Chairman and John Pappajohn and Jeff Davidowitz as members and a Compensation Committee with Mr. Pappajohn as Chairman and Messrs. Turner and Davidowitz as members.

Board Meetings

         There were ten meetings of the Board held in Fiscal 1996. All of the then directors attended or participated by telephone in all of the meetings except Mr. Turner who missed one meeting. During Fiscal 1996, there was one meeting of the Audit Committee and one meeting of the Compensation Committee in which all members participated.

Compliance with Section 16(a) of the Exchange Act

         Based solely on a review of Forms 3 and 4 furnished to the Company under Rule 16-3 (e) promulgated under the Exchange Act with respect to Fiscal 1996, the Company is not aware of any director or officer of the Company who failed to file on a timely basis, as disclosed in such forms, reports required by Section 16 (a) of the Exchange Act during Fiscal 1996 or prior years. Except as disclosed in "Security Ownership of Certain Beneficial Owners and Management" elsewhere in this Proxy Statement, the Company is not aware of any beneficial owner of 10% or more of the outstanding shares of the Common Stock, which is the only security of the Company registered under Section 12 of the Exchange Act.

Certain Transactions

         None

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth summary compensation information awarded to, earned by, or paid to each highly paid executive whose total annual salary and bonuses exceeded $100,000 during Fiscal 1996, the fiscal year ended June 30, 1995 ("Fiscal 1995) and the fiscal year ended June 30, 1994 ("Fiscal 1994) by the Company:


                                                                       Awards
                                             Annual Compensation       ------
                                             -------------------       Options/      All Other
                                                     Other Annual       SARs        Compensation
Name and Principal Position         Year    Salary   Compensation       (#)              ($)
---------------------------         ----    ------   ------------      ---------    ------------

Patrick Byrne                       1994    106,000        None        None             None
Chief Operating Officer,
Vice President-Sales & Marketing (1)

Gary Nacht, Senior                  1994    121,600       2,590        None             None
Vice President, Chief Financial
Officer and Secretary (2)

Joseph R. Shaya                     1994     15,000        None        None             None
Acting President & Chief            1995    180,000        None        125,000          None
Executive Officer                   1996    180,000        None        None             None

Patrick J. Brennan                  1995     77,600        None        25,000           None
Vice President, Chief               1996    106,917        None        None             None
Financial Officer, and Secretary

(1) Mr. Byrne joined the Company in March 1992 and was terminated on July 21, 1994. Under an agreement with Mr. Byrne, he received severance of approximately $52,000 which was paid bi-weekly from the date of termination through April 28, 1995.

(2) Mr. Nacht was terminated in July 1994.


Option/SARS Grants Table

Aggregated Option/SARS Exercises during Fiscal 1996 and Option/SAR values at June 30, 1996

                                                                Number (#) of          Value ($) of
                                                                 Unexercised            Unexercised
                                     Shares                     Options/SARs           Options/SARs
                                    Acquired      Value        at June 30, 1996       at June 30, 1996
                                      on         Realized        Exercisable/           Excercisable/
Name                                Exercise        ($)         Unexercisable           Unexercisable*
----                                --------     --------   ---------------------     ----------------

Joseph R. Shaya                     None             None         125,000/0                 None
Acting President & Chief
Executive Officer

Patrick J. Brennan                  None             None         25,000/0                  None
Vice President, Chief
 Financial Officer & Secretary


* These options are valued at zero since the exercise price ($0.625 per share) is well above the market price ($0.50 per share at June 30, 1996, and the book value per share, of the stock.

Compensation of Directors

         Directors of the Company receive no compensation for their services as directors. Three of the Directors, Messrs. Turner and Davidowitz each received during Fiscal 1995 an option to purchase 25,000 shares of the Common Stock at $0.625 per share, the then market price.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Action is to be taken at the Annual Meeting with respect to the ratification of the appointment by the Board of Directors of the Company of Deloitte & Touche as independent public accountants to audit the books of the Company for the fiscal year commencing July 1, 1996. Deloitte & Touche has been regularly employed by the Company since 1989 to examine its books and accounts, and for other purposes, for which services their customary fees have been paid.

         Although neither federal nor state law requires the approval of the auditors by shareholders, the Board believes that, in view of the importance of financial statements to the shareholders, the selection of independent public accountants should by passed on by shareholders. Accordingly, approval of the following resolution will be requested at the Meeting:

         "RESOLVED, that the Board of Directors' appointment of Deloitte & Touche to serve as the Company's independent public accountants for the fiscal year beginning July 1, 1996 is ratified and approved."

         The Board of Directors recommends a vote FOR the foregoing resolution because of the familiarity of Deloitte & Touche with the Company's financial and other affairs. In the event that shareholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

         A member of Deloitte & Touche will be present at the Meeting. He will not make any statement, but will answer any questions any shareholder may have with respect to the financial statements of the Company for Fiscal 1996

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT BY THE BOARD OF DIRECTORS OF THE COMPANY OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS OF THE COMPANY FOR THE FISCAL YEAR COMMENCING JULY 1, 1996

     AUTHORIZATION OF SALE OF THE BUSINESS AND MAJORITY OF THE ASSETS OF THE
                                  CORPORATION

Introduction

         At the meeting, the shareholders of the Corporation will be asked to consider and vote upon a proposal to approve the sale by the Company of substantially all of its assets (inventory, capital equipment and intellectual property) to Casco Standards, Inc. ("Casco") a Wisconsin corporation located at 500 Riverside Industrial Parkway, Portland, ME 04103-1418 (Phone:
207.878.7550), which is a subsidiary of

Erie Scientific which in turn is a subsidiary of Sybron International Corporation ("Sybron"), a publicly traded Wisconsin Corporation, located in Milwaukee, WI (New York Stock Exchange Symbol: SYB), pursuant to a purchase and sale agreement dated March 17, 1997 ("the Sales Agreement") between the Company and Casco. Sybron is a life science applications Company. The terms of the Agreement are described below under the caption "Description of the Agreement" and a copy of the Sales Agreement is amended hereto as Appendix A.

Background and Reasons for the Proposed Transaction

         The Company was organized under the laws of the Commonwealth of Pennsylvania on March 17, 1987 under the name of Analytical Innovations, Inc. On December 29, 1987, the Company adopted its current name of Drug Screening Systems, Inc. The Company's principal executive offices are located at 604 VPR Commerce Center, 1001 Lower Landing Road, Blackwood, New Jersey 08012 and its telephone number is (609) 228-8500.

         The Company began the development of its current product line in August 1989. To date, the Company has developed and markets tests for cocaine, opiates (heroin, morphine and codeine), methamphetamine, THC (marijuana), barbiturates, PCP (phencyclidine), amphetamines and benzodiazepines using urine samples. The Company markets its tests under the names MACH IV(R) Screen and microLINE(R) Screen (collectively, the "Products"). The Products are sold for "Medical Uses" (e.g., in vitro diagnostic use by physicians and hospitals) and "Non-Medical Uses" (e.g., pre-employment screening and screening by correctional and criminal justice agencies).

         As a result of the net losses since inception, the Company's cash flows from operating activities have been negative. Accordingly, the Company has financed its operations and research and development program primarily through proceeds received from its initial public offering in May 1988, the exercise of warrants thereafter and subsequent securities offerings, including the sale of shares of the Common Stock, through a rights offering in June and July, 1993. The Board of Directors and other beneficial owners have financed the Company since November 1994 with two private placements aggregating gross proceeds of $825,000 and subsequent secured loans in principal amounts totaling $245,000 at March 31, 1997. The Board has been seeking a potential sale or merger for the past several years. In the summer and early fall of 1994 the Board replaced the then existing management with the current two top managers of the Company who were tasked to find a suitable strategic partner or purchaser. In November of 1994, the Board and certain other individuals invested $375,000 in the first of two private placements to fund the Company during the search. By February of 1995, after discussions with a number of candidates who were found by networking activities of the Officers and Directors, two offers were received. The Board authorized the officers to permit a privately held bioscience company to conduct its due diligence review of the Company and for the officers to conduct a due diligence review of the prospective purchaser. Due diligence reviews were in their final phases in August of 1995 when business conditions unrelated to the Company forced the potential buyer to withdraw from the discussions. The search reverted to the initial stage of networking discussions and blind advertising for potential acquirers. The search was suspended and a second private placement of $450,000 was raised from the directors and certain other individuals in 1996 when talks with Allegiance Healthcare for a possible distribution agreement looked favorable.

         The Company entered into a distribution agreement with Allegiance Healthcare Corporation ("Allegiance") (formerly Baxter Healthcare Corporation) in 1996 for Allegiance to distribute the Company's products in the hospital and clinical market throughout the United States. Despite the Company's efforts the sales relating to the Allegiance agreement ran significantly behind forecast (The sales to Allegiance Healthcare totaled only $185,000 from inception of the contract through March 31, 1995). Accordingly, during the fall of 1996 the Board of Directors resumed its efforts to find a buyer for the Company via networking with industry contacts and blind advertising.

         During February 1997, the Company received four offers to acquire the Company's business. After an in-depth analysis of the offers the Board of Directors unanimously approved the sale of substantially all of the assets to Casco. Casco will acquire of the Company's inventory, capital equipment (except for leasehold improvements) and intellectual property. Casco will also acquire the right to do business as Drug Screening Systems, Inc. Casco will pay $1,950,000 plus a payment for an agreed-upon inventory build-up of the products. Sybron, Casco's ultimate parent, reported revenues of $674.5 million and net income of $57.6 million for the fiscal year ended September 30, 1996. Casco is not purchasing the accounts receivable of the Company. As part of the agreement, Casco has agreed to make its best efforts at collecting cash receipts for the Company and will treat the history of paying the Company as part of the customers' credit history. The Company feels that receivables are adequately reserved, but will review in-depth as part of its ongoing process and year end close. As part of the agreement the Company will manufacture specific quantities of finished goods to have a six month supply on hand for Casco. Casco will compensate the Company at the Company's standard costs for the inventory build-up. This is estimated to be in the range of $250,000 to $300,000 with the exact amount to be based on the final inventory actually produced.

         In April 1994, the Company, under the previous management, entered into an exclusive license and distributorship agreement with AccuScreen Labs, Inc. ("AccuScreen"). The Company granted AccuScreen the license to sell or distribute the Company's drug screening panel to direct marketing purchasers or to retailers in the United States. The license was for a term of five years and six months from the date permission from the Food and Drug Administration (the "FDA") to market the tests to direct marketing purchasers or to retailers was obtained. AccuScreen has invested funds in the efforts to prepare for the appropriate filings with the FDA, but to date has not submitted a filing. Casco determined that it did not want to accept the assignment of the AccuScreen agreement and discussions between Casco, AccuScreen and the Company resulted in a termination agreement whereby the Company would pay AccuScreen the sum of $600,000 upon closing of the Casco purchase. The termination fee paid to AccuScreen will be a charge to earnings and will be reflected in the Company's accumulated deficit. Casco increased its offer price from the originally accepted amount of $1,600,000 by $350,000 to partially offset the effect of this payment. After the AccuScreen payment, settlement of its liabilities and closing costs, and the subsequent collection of its accounts receivable the Company hopes to have net proceeds between $800,000 and $1,000,000. The Board will continue the Company as a shell corporation and will seek potential investments to enhance shareholder value. As of June 30, 1996 and 1995, the net book value per share was $0.16 and $0.27 respectively, the estimated range for the book value after the transaction is from $0.18 to $0.23 per share. A mid-point of $0.20 per share is used for discussion.

         The other three offers received by the Company included:

         - an offer of $1,200,000 over a five-year period from a group formed specifically to purchase the Company. The terms were less favorable than Casco's and financing was not in place for such group.

         - an offer of stock from a privately-held Company that did not wish to become public. The distribution of its shares to the Company's shareholders would result in the potential buyer becoming subject to public disclosure requirements due to its increased number or shareholders. Discussions were at an impasse when the Casco offer was received. The Casco offer appeared to be of greater value.

         - an offer of cash in the range of the Casco offer from another privately held bioscience company which was based upon the purchaser raising the capital to acquire the Company. The Board felt that it was too much of a risk that such potential purchasers would succeed in its capital raising efforts.

         The analysis of the offers considered such factors as the amounts of the offers received, the ability of the potential buyers to meet their commitments, the terms of the payment (i.e., payment in full or in installments) and the form of the payment (i.e. cash or stock). Based on this analysis, the Board selected the Casco offer.

         The Board and certain other individuals were the primary investors in both private placements and, since September 1996, there has been one director (John Pappajohn) and one individual (James

Gordon) who have loaned funds to keep the Company solvent. Subsequent to November of 1996, the sole source of funding was one director (John Pappajohn). Because this funding could not continue indefinitely with no visible means of repayment, and , after consultation with its investment bankers (Royce Investment Group, Inc.), the directors recognized that there were no alternative means of financing, the Board concluded that the Company's sole options were to sell its stock or assets or to liquidate. The directors also considered the option that, if the Company's assets were sold the Company may be able to seek another business as an alternative to liquidation. The board also considered whether, assuming financing were available, it was in the best interests of the Company and its shareholders for the Company to remain in the drug testing business. In approving the proposed sale of assets to Casco, the directors recognized that they were asking the Company's shareholders to give up certainty of a known business, i.e., drug testing for an unknown business that may or may not be obtained. However, as discussed in the succeeding paragraph, the directors did not believe that the Company could compete successfully in that business, so that this change was not a detriment to the shareholders. The directors also recognized that a more favorable offer might be obtained if they waited; however, considering the long period in which the Company has attempted to solicit a strategic partner or a purchaser, waiting further - assuming that it was financially feasible - was not deemed likely to provide a more favorable offer than that of Casco.

         The Company has been unable to be a competitive force in the on-site drug testing industry because it is still an emerging market that requires a significant amount of on-going resources. The Company does not have the resources to make this possible. All of the industry competitors are substantially better funded than the Company and are able to invest more money and more people in the process of getting products to market. One of the larger players in the industry recently make its initial public offering and raised approximately $24 million to continue to invest in the growth of its business. Additionally, all of the competitors in the industry have from 5 to 15 sales people in the field to promote their products and educate the industry about on-site testing. On site screening companies like Biosite, Roche and Princeton Biomeditec, as well as laboratories such as Abbot Laboratories, Hoffman LaRoche, Marion Laboratories and Syva are all much better financed than the Company.

         The directors then made the analysis described above of the four offers and concluded that the Casco offer to purchase the assets of the Company was the best offer available to the Company.

         In reviewing the decision to sell the Company or its assets or liquidate the Company after the sale of its assets to Casco, the Board deemed that the Company would retain much more value as a shell corporation with between $800,000 to $1,000,000 to invest in another enterprise. The book value per share (approximately $0.20) after the sales was deemed to be more than could be obtained by merely liquidating the Company. As of December 31, 1996, the book value of the Company was $360,633 or approximately $0.08 per share. In the Board's opinion the shareholders could net no more than that by liquidating the Company rather than the Company accepting the Casco agreement.

         The board determined that the distribution of the approximately $0.20 per share based on a liquidation of the Company subsequent to the Casco purchase did not offer the shareholders a significant return on their investment and that the opportunity presented by leveraging the shell corporation and its remaining capital into a potential new venture offered the opportunity for the shareholders to potentially recoup their investment and earn future profits. However there can be no assurances that the Company will acquire a new business or that shareholders will realize a greater return on their investment.

         On the other hand, as indicated above, if the sale is not consummated, the Company will be unable to continue business operations without additional funding and may be forced to liquidate. There would be no ability to realize a "going concern" value of the business or assets and there would be no possibility of any return to shareholders. The Company negotiated to extend the lease on its building from its original termination date of April 30, 1997 until June 30, 1997. After June 1, 1997, the Company can be contacted at (610) 696-3479. See "Post-Closing Intentions of the Company."

         In light of the foregoing, the Board of Directors firmly believes that the sale of substantially all of the Company's assets to Casco is in the best interests of the Company and its shareholders. As discussed in the third and fourth preceding paragraphs, the directors anticipate that the potential return on investment to the shareholders will be greater if the sale of assets to Casco is consummated and a new business found or the shell sold. On this basis, the directors consider the sale to Casco to be fair to the Company's shareholders, although there can be no assurance that anything more than the sale of assets to Casco will be consummated.

         The Board will continue the Company as a shell corporation and seek to acquire a new business using the cash received from the sale to Casco and for shares of the Common Stock. See "Post-Closing Intentions of the Company.

         If, however, the sale is not consummated for any reason, the Board would seek another acquirer, including attempting to revive some of the offers described above. If an acquirer was not found and no funding was forthcoming, the Company would be forced to liquidate.

Description of the Agreement

         The following description is a summary of the material terms of the Sales agreement and a shareholder is to read the Sales Agreement, a copy of which is annexed as Appendix A to this proxy statement.

         General. The Agreement provides for the sale by the Company to Casco of substantially all of the Company's assets, tangible and intangible (other than cash and accounts receivable) including intellectual material, inventory, machinery, equipment, furniture and other assets used by the Company in the conduct of its business. In consideration for such assets, Casco will pay the Company $1,950,000 in cash. Casco is not assuming or becoming obligated to pay or perform any other liabilities or obligations of the Company. It is presently estimated that the cash proceeds to the Company after payment of all obligations, collections of its receivables and the collection of the six-month holdback of $160,000, the Company will realize between $800,000 and $1,000,000 from the sale.

         Closing. The closing date shall be June 3, 1997 or such other day upon which the parties shall mutually agree.

         Representations, Warranties and Covenants. The Agreement contains a number of representations and warranties made by the Company which are usual and customary in transactions of this nature. Such representations and warranties concern, among other things (a) the ownership and condition of the assets being sold, (b) the legal authority of the Company to enter into the Agreement and sell the assets to Casco, and the valid and binding nature of the Agreement as against the Company, and (c) the accuracy of certain financial information of the Company. Casco has made similar representations and warranties.

         The Company is subject to a five-year covenant not to compete and a non-solicitation agreement in favor of Casco.

         Termination. The Agreement may be terminated prior to closing for the following reasons: (a) by mutual consent of the Company and Casco; (b) by either party, if the other party breaches a representation, warranty or covenant as outlined in the Agreement; or (c) by either party if the Company enters into a definitive agreement for an Alternative Transaction, executed a letter of intent or agreed to a term sheet or becomes the subject of a tender offer or other acquisition transaction, provided that the Company's right to terminate is conditioned upon the Company's compliance with the provisions of the agreement.

Regulatory and Tax Matters

         There are no federal or statutory regulatory requirements or approvals which must be complied with or obtained in connection with this transaction. The Company expects that the federal income tax consequences of the transaction will consist of a gain to the Company in an amount approximated equal to the purchase price received less the Company's tax basis in the sold assets, which gain is expected to be offset by current operating losses and net operating loss carry forwards from prior periods. The Sale may result in some alternative minimum tax consequences.

Rights of Dissenting Shareholders

         Dissenter's rights of appraisal are not available under Pennsylvania law to shareholders of the Company with respect to the approval of the Agreement and the sale of assets to Casco. As indicated under "Voting Securities, " the Company has commitments from its directors and a beneficial owner to vote their shares of the Common Stock, which if kept would be sufficient to authorize the sale.

Effect of the Transaction

         The rights of shareholders as such will not be changed in any manner if the sale of assets to Casco is consummated. There will be no tax consequences to any shareholder, the federal tax consequence to the Company being described above. The accounting treatment of the transaction will be as that of a sale of assets for cash in compliance with generally accepted accounting principles and its impact on the balance sheet is reflected in Appendix B hereto.

         The high and low sales price of the Common Stock on the day before the public announcement of the Casco transaction, were $0.17 and $0.11, respectively, per share. As of April 30, 1997, the high and low sales price of the Common Stock were $0.17 and $0.09, respectively, per share.

Post-Closing Intentions of the Company

         The Company believes that upon the consummation of the sale of substantially all of the assets pursuant to the Agreement, the Company will be a subsisting public company with no liabilities and a cash reserve of an amount currently estimated at between $800,000 and $1,000,000. After the closing of the Casco transaction, the Company plans to evaluate any and all strategic opportunities to enter into a new business. There can be no assurance, however, that any such evaluation will result in a transaction. The Board currently has no plans to liquidate the Company or otherwise distribute any cash to its shareholders. If the Board is unable to ascertain an appropriate other business for the Company, the Board will also entertain offers to sell the corporate shell. If there is no alternative business or a sale of the corporate shell, the directors will then consider liquidation of the Company and distribution of the remaining assets to the Company's shareholders. The Board has no knowledge of the time it will take to identify the potential new business activity.

         After the sale, Patrick J. Brennan, Vice President, Chief Financial Officer and Secretary and John G. Connolly will be employed full time until Deloitte and Touche, the Company's independent accountants complete their audit. The cost for the two employees, the audit, legal and general and administrative costs are anticipated to be approximately $65,000. After the audit is completed, Mr. Brennan will be responsible for all necessary filings under the federal securities laws and federal and local tax forms on a part time basis. The monthly costs for this is approximated at $3,500 per month which will be largely offset by interest income.

         Any proposal for entering into new operations will be presented to the shareholders for approval at either an annual or special shareholders meeting. The Board believes that the opportunity presented exceeds the benefits of a post-sale liquidation which would be approximately $0.20 per share, however, because the potential new investment is currently unknown the benefit is not currently quantifiable.

               AUTHORIZATION OF THE NAME CHANGE OF THE CORPORATION

         As part of the Sales Agreement, the Company will assign to Casco the full and exclusive use of the name "Drug Screening Systems, Inc." The Board of Directors has unanimously approved renaming the Company DSSI Corporation until such time as it commences new operations, at which time the directors will consider a more desirable name relating to the type of business.

                     OTHER MATTERS COMING BEFORE THE MEETING

         As of the date of this Proxy Statement, the Company knows of no matters, other than those described above, intended to be presented at the meeting. If any other business should properly come before the meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the form of proxy.

                                  MISCELLANEOUS

Cost of Solicitation

         The expenses in connection with the solicitation of proxies, including the cost of preparing, assembling and mailing this Proxy Statement and the related material, will be borne by the Company. The Company will pay brokers and other custodians, nominees and fiduciaries their reasonable expenses for sending proxy materials to principals and obtaining their proxies. In addition to solicitations by mail, proxies may be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company, who will receive no additional compensation therefor.

Annual Report to Shareholders

         A copy of the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 and the Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996 accompanies this Proxy Statement. There will be no separate Annual Report to Shareholders other than the Annual Report on Form 10-KSB. A copy of any exhibits to the Annual Report on Form 10-KSB or such Quarterly Report may be obtained by written or oral request to Patrick J. Brennan, Vice President, Chief Financial Officer and Secretary of the Company, at the principal office of the Company, the address of which is set forth in the introductory paragraph to this Proxy Statement. A reasonable fee for duplicating and mailing will be charged if a copy of any exhibit is requested.

Shareholder Proposals

         Shareholder proposals for inclusion in the Company's Proxy Statement for the next Annual Meeting of Shareholders must be received no later than a reasonable time before the proxy material for such Meeting is mailed.


                                                   DRUG SCREENING SYSTEMS, INC.


                                                   Patrick J. Brennan, CPA
                                                   Secretary

Dated: Blackwood, New Jersey
May 2, 1997

PROXY
                          DRUG SCREENING SYSTEMS, INC.
                PROXY SOLICITATION BY THE BOARD OF DIRECTORS FOR
                       1997 ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby constitutes and appoints PATRICK J. BRENNAN and JOHN G. CONNOLLY as proxies, with power of substitution, to vote all shares of Common Stock of the Undersigned at the Annual Meeting of Shareholders of Drug Screening Systems, Inc. to be held on June 3, 1997 (receipt of Notice and Proxy Statement for which is acknowledged), and at any adjournment thereof, as specified below, and hereby authorizes all such shares of Common Stock to be voted FOR the election of directors, FOR the appointment of Deloitte & Touche as auditors of the Company for the fiscal year commencing July 1, 1997, FOR the sale of the business and the majority of the assets and FOR changing the name of the Corporation unless specified to the contrary below. This proxy revokes all prior proxies.

1.  ELECTION OF DIRECTORS     [ ] FOR ALL NOMINEES LISTED BELOW
                                  (EXCEPT AS MARKED TO THE CONTRARY BELOW)

                               [ ] WITHHOLD AUTHORITY to vote for all nominees
                                   listed below

Jeff Davidowitz, John Pappajohn, Stephen Turner

         (INSTRUCTION: To withhold authority to vote for any individual write that nominee's name on the space provided below.


--------------------------------------------------------------------------------
2. APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE AS AUDITORS OF DRUG SCREENING SYSTEMS, INC. FOR FISCAL 1997

         [ ] FOR             [ ] AGAINST               [ ] ABSTAIN

--------------------------------------------------------------------------------

3. APPROVAL OF THE SALE OF THE BUSINESS AND THE MAJORITY OF THE ASSETS OF THE CORPORATION

         [ ] FOR             [ ] AGAINST               [ ] ABSTAIN

--------------------------------------------------------------------------------

4.  APPROVAL OF THE NAME CHANGE OF THE CORPORATION TO DSSI CORPORATION

         [ ] FOR             [ ] AGAINST               [ ] ABSTAIN

--------------------------------------------------------------------------------

5. Upon the transaction of such other business as may properly come before the meeting or on any adjournment.

              (To be filled in, dated and signed on reverse side.)


                Fill in, date and return the Proxy Card promptly
                          using the enclosed envelope.

Dated:  _______________ , 1997

__________________________________

__________________________________
         Signature(s)

(Please sign exactly as hour name appears hereon. If the holder is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.)

                                                                      APPENDIX A

                           PURCHASE AND SALE AGREEMENT




                                 BY AND BETWEEN



                              CASCO STANDARDS, INC.



                                       AND



                          DRUG SCREENING SYSTEMS, INC.





                           DATED AS OF MARCH 14, 1997

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

RECITALS..................................................................  1

ARTICLE I

DEFINITIONS...............................................................  1
   1.1      "Agreement"...................................................  1
   1.2      "Assumed Liabilities".........................................  1
   1.3      "Bill of Sale"................................................  2
   1.4      "Business"....................................................  2
   1.5      "Buyer".......................................................  2
   1.6      "Buyer's Closing Certificate".................................  2
   1.7      "CERCLA"......................................................  2
   1.8      "Closing".....................................................  2
   1.9      "Closing Balance Sheet".......................................  2
   1.10     "Closing Date"................................................  2
   1.11     "Code"........................................................  2
   1.12     "Contracts"...................................................  2
   1.13     "Damages".....................................................  2
   1.14     "Effective Time of Closing"...................................  2
   1.15     "Employee Benefit Plans"......................................  2
   1.16     "Environmental Claim".........................................  3
   1.17     "Environmental Laws"..........................................  3
   1.18     "Environmental Release".......................................  3
   1.19     "ERISA".......................................................  3
   1.20     "Financial Information".......................................  3
   1.21     "Fixed Assets"................................................  4
   1.22     "GAAP"........................................................  4
   1.23     "Hazardous Materials".........................................  4
   1.24     "Holdback"....................................................  4
   1.25     "Intangible Assets"...........................................  4
   1.26     "Inventory"...................................................  4
   1.27     "IRS".........................................................  5
   1.28     "ISRA"........................................................  5
   1.29     "Knowledge of Seller".........................................  5
   1.30     "Law".........................................................  5
   1.31     "Leased Assets"...............................................  5
   1.32     "Lien"........................................................  5
   1.33     "Miscellaneous Assets"........................................  5
   1.34     "Net Book Value"..............................................  5
   1.35     "Opinion of Buyer's Counsel"..................................  5
   1.36     "Opinion of Seller's Counsel".................................  5
   1.37     "Permits".....................................................  5
   1.38     "Premises"....................................................  6
   1.39     "Product Liability Matters"...................................  6
   1.40     "Product Warranty Claims".....................................  6
   1.41     "Pro-Forma Balance Sheet".....................................  6
   1.42     "Purchase Price"..............................................  6
   1.43     "Purchased Assets"............................................  6

     1.44     "Records"....................................................  6
     1.45     "Retained Assets"............................................  6
     1.46     "Retained Liabilities".......................................  7
     1.47     "Seller".....................................................  7
     1.48     "Seller's Closing Certificate"...............................  7

ARTICLE II

PURCHASE AND SALE OF PURCHASED ASSETS;
OTHER AGREEMENTS..........................................................  7
     2.1      Purchase and Sale...........................................  7
     2.2      Payment of Purchase Price...................................  7
     2.3      Pro-Forma Balance Sheet and Closing Balance Sheet...........  7
     2.4      Allocation of Purchase Price................................  9
     2.5      Prorations..................................................  9
     2.6      Referrals and Deliveries....................................  9
     2.7      Risk of Loss................................................  9
     2.8      Noncompetition; Confidentiality............................. 10
     2.9      Employee Matters............................................ 11
     2.10     Access to Records........................................... 12
     2.11     Payment of Retained Liabilities............................. 12
     2.12     ISRA........................................................ 12
     2.13     Accounts Receivable......................................... 12

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER.................................. 13
     3.1      Organization; Business...................................... 13
     3.2      Authorization; Enforceability............................... 13
     3.3      No Violation or Conflict.................................... 13
     3.4      Purchased Assets............................................ 14
     3.5      Financial Information....................................... 14
     3.6      Absence of Certain Changes.................................. 15
     3.7      Contracts................................................... 15
     3.8      Performance of Contracts; Business Relationships............ 15
     3.9      [Intentionally Left Blank].................................. 16
     3.10     Intangible Assets........................................... 16
     3.11     Violations of Law........................................... 16
     3.12     Books of Account............................................ 17
     3.13     Disclosure.................................................. 17
     3.14     Brokers..................................................... 17
     3.15     Taxes....................................................... 17
     3.16     Permits..................................................... 17
     3.17     Environmental Matters....................................... 18
     3.18     Employment Matters.......................................... 19
     3.19     Litigation.................................................. 20
     3.20     Insurance................................................... 20
     3.21     Product Matters............................................. 21
     3.22     Nondisclosure Agreements.................................... 21
     3.23     Products.................................................... 21
     3.24     Pricing..................................................... 22
     3.25     Distributors................................................ 22

     3.26     Transactions with Related Parties.......................... 22
     3.27     Customers and Suppliers.................................... 22
     3.28     ISRA....................................................... 22

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER.................................. 23
     4.1      Organization............................................... 23
     4.2      Authorization; Enforceability.............................. 23
     4.3      No Violation or Conflict................................... 23
     4.4      Brokers.................................................... 23

ARTICLE V

CERTAIN MATTERS PENDING THE CLOSING...................................... 23
     5.1      Full Access................................................ 23
     5.2      Carry on in Regular Course................................. 24
     5.3      Publicity.................................................. 25
     5.4      Compliance with Laws....................................... 25
     5.5      Consents and Approvals..................................... 25
     5.6      Exclusive Dealing.......................................... 25
     5.7      Cooperation................................................ 26
     5.8      ISRA....................................................... 27
     5.9      Special Meeting of Shareholders............................ 27
     5.10     Inventory Build-Up......................................... 28
     5.11     Updates.................................................... 29
     5.12     Transition Services........................................ 29
     5.13     Guaranty................................................... 29

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER......................... 29
     6.1      Compliance with Agreement.................................. 29
     6.2      Proceedings and Instruments Satisfactory................... 29
     6.3      Litigation................................................. 30
     6.4      Representations and Warranties............................. 30
     6.5      No Adverse Change.......................................... 30
     6.6      Deliveries at Closing...................................... 30
     6.7      Other Deliveries........................................... 30
     6.8      Approvals and Consents..................................... 31
     6.9      Change of Name............................................. 31
     6.10     ISRA Compliance............................................ 31
     6.11     Inventory Build-Up......................................... 32
     6.12     Shareholder Approval....................................... 32
     6.13     AccuScreen Agreement....................................... 32

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER........................ 32
     7.1      Compliance with Agreement.................................. 32
     7.2      Proceedings and Instruments Satisfactory................... 32
     7.3      Litigation................................................. 32

     7.4      Representations and Warranties............................. 32
     7.5      Payment of Purchase Price.................................. 33
     7.6      Deliveries at Closing...................................... 33
     7.7      Other Documents............................................ 33
     7.8      Shareholder Approval....................................... 33
     7.9      AccuScreen Agreement....................................... 33

ARTICLE VIII

INDEMNITY; TERMINATION; MISCELLANEOUS.................................... 33
     8.1      Seller's Indemnity......................................... 33
     8.2      Buyer's Indemnity.......................................... 35
     8.3      Termination................................................ 36
     8.4      Rights on Termination; Waiver.............................. 37
     8.5      Further Assurances......................................... 37
     8.6      Survival of Representations and Warranties................. 37
     8.7      Entire Agreement; Amendment................................ 37
     8.8      Expenses................................................... 38
     8.9      Governing Law.............................................. 38
     8.10     Assignment................................................. 38
     8.11     Notices.................................................... 38
     8.12     Counterparts; Headings..................................... 39
     8.13     Income Tax Position........................................ 39
     8.14     Taxes and Fees............................................. 39
     8.15     Interpretation............................................. 39
     8.16     Severability............................................... 39
     8.17     No Reliance................................................ 39
     8.18     Specific Performance....................................... 39
     8.19     Legal Proceedings.......................................... 40

SIGNATURES................................................................41

                                    EXHIBITS

Exhibit             Description

     1              Bill of Sale
     2              Buyer's Closing Certificate
     3              Opinion of Buyer's Counsel
     4              Opinion of Seller's Counsel
     5              Seller's Closing Certificate

                                    SCHEDULES


Schedule No.                          Description
------------                          -----------

      1.12                            Contracts
      1.21                            Fixed Assets
      1.31                            Leased Assets
      1.33                            Miscellaneous Assets
      1.37                            Permits
      1.45                            Retained Assets
      3.4(a)                          Purchased Assets - Exceptions
      3.4(e)                          Off-Site Assets
      3.5(b)                          Contingent Liabilities
      3.7                             Material Contracts not being Assumed
      3.8(b)                          Customer Complaints
      3.10(a)                         Intellectual Property
      3.10(b)                         Licenses
      3.11(b)                         Regulatory Matters
      3.18(a)                         Employees
      3.18(b)                         Employee Benefit Plans
      3.18(f)                         Unemployment Compensation
      3.19                            Litigation
      3.20(a)                         Insurance Policies
      3.20(b)                         Insurance Claims
      3.21                            Product Matters
      3.22                            Nondisclosure Agreements
      3.23                            Products
      3.24                            Special Pricing Arrangements
      3.25                            Distributors
      3.26                            Related Party Transactions
      3.27                            Customers and Suppliers

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT is made as of this 14th day of March 1997, by and between CASCO STANDARDS, INC. ("Buyer") and
DRUG SCREENING SYSTEMS, INC. ("Seller").

                                    RECITALS

         WHEREAS, Seller is and has been engaged for many years in the ownership and operation of the business of developing, manufacturing and marketing products used to test for the presence of drugs of abuse; and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the assets, rights and properties of Seller relating to said business, on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:


                                    ARTICLE I

                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

         1.1 "Agreement" shall mean this Purchase and Sale Agreement, together with the Schedules and Exhibits hereto, as the same shall be amended from time to time in accordance with the terms hereof.

         1.2 "Assumed Liabilities" shall mean and be limited to:

         (a) those liabilities and obligations arising after the Effective Time of Closing pursuant to the Contracts being assumed by Buyer (which shall not include any liabilities or obligations for events occurring or conditions existing prior to the Effective Time of Closing);

         (b) Seller's open purchase orders for inventory, goods, and services that were ordered by Seller in the ordinary course of business but not yet delivered to Seller prior to the Effective Time of Closing; and

         (c) any liabilities set forth in the Pro-Forma Balance Sheet as finalized in the Closing Balance Sheet.

         1.3 "Bill of Sale" shall mean the Bill of Sale and Assumption of Liabilities in the form of Exhibit 1 hereto.

         1.4 "Business" shall mean the business conducted by Seller, consisting of developing, manufacturing and marketing products used to test for the presence of drugs of abuse.

         1.5 "Buyer" shall mean Casco Standards, Inc., a Wisconsin corporation.

         1.6 "Buyer's Closing Certificate" shall mean a certificate of Buyer in the form of Exhibit 2 hereto.

         1.7 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.A.
Section. 9601, et seq., and the rules, regulations and orders promulgated thereunder.

         1.8 "Closing" shall mean the conference to be held on the Closing Date at the offices of Seller's legal counsel, or such other time and place as the parties may mutually agree to, at which the transactions contemplated by this Agreement shall be consummated.

         1.9 "Closing Balance Sheet" shall mean a balance sheet of Seller dated as of the close of business on May 31, 1997 setting forth the Net Book Value of the Purchased Assets and the Assumed Liabilities, as described in Section 2.3 hereof.

         1.10 "Closing Date" shall mean June 2, 1997, or such other day upon which the parties shall mutually agree.

         1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         1.12 "Contracts" shall mean those contracts of Seller which Seller is assigning and Buyer is assuming and are listed and described on Schedule 1.12 hereto.

         1.13 "Damages" shall have the meaning set forth in Section 8.1(a) hereof.

         1.14 "Effective Time of Closing" shall mean 12:01 a.m. on the Closing Date, subject to the occurrence of the Closing.

         1.15 "Employee Benefit Plans" shall mean any pension plan, profit sharing plan, bonus plan, incentive compensation plan, stock purchase plan, stock option plan, stock appreciation plan, benefit plan, benefit policy, retirement plan, fringe benefit program, insurance plan, severance plan or any other plan or program to provide income or benefits to active or former employees of Seller.

         1.16 "Environmental Claim" shall mean any and all administrative, regulatory, judicial, or third party actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity alleging damage or other adverse effect on the environment, or potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (i) the presence, or release into the environment, of any Hazardous Materials, contaminant, odor, audible noise, or other release into the environment from or at any location, whether or not owned by Seller; or (ii) environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Business; or (iii) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or
(iv) any and all claims by any person or entity seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or release of any Hazardous Materials.

         1.17 "Environmental Laws" shall mean all federal, state, local, and other applicable jurisdiction Laws relating to the environment or the use, disposal, existence, or release of any Hazardous Materials, including but not limited to any and all Laws concerning, affecting, controlling, or in any way relating to, whether in whole or in part, noise levels, ground vibrations, air pollutants, water pollutants, process waste water, or Hazardous Materials.

         1.18 "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         1.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

         1.20 "Financial Information" shall mean: (a) the audited financial statements of Seller for the fiscal year ended June 30, 1996 and the unaudited interim financial statements for the period ending December 31, 1996; (b) the books and records of account of Seller; and (c) all other financial information relating to the financial condition of the Business delivered or to be delivered by Seller to Buyer.

         1.21 "Fixed Assets" shall mean the machinery, equipment, supplies, furniture, molds, tooling, and, except for leasehold improvements and the Inventory, all other tangible property owned by Seller and used by or useful to Seller in the Business, including but not limited to those assets which are listed and set forth on Schedule 1.21 hereto.

         1.22 "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the audited Financial Statements were prepared.

         1.23 "Hazardous Materials" shall mean: (a) any waste, hazardous waste, pollutant, contaminant, or hazardous or toxic substance as specified, listed, identified, or defined in (i) the Resource Conservation and Recovery Act, 42 U.S.C.A. ss. 6901, et seq., and the rules, regulations and orders promulgated thereunder; (ii) CERCLA; (iii) the Clean Water Act, 33 U.S.C. 1251, et seq., and the rules, regulations and orders promulgated thereunder; (iv) the Clean Air Act, 42 U.S.C. 7401 et seq., and the rules, regulations and orders promulgated thereunder; (v) the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., and the rules, regulations and orders promulgated thereunder; (vi) the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., and the rules, regulations and orders promulgated thereunder; (vii) the Occupational Safety and Health Act, 29 U.S.C. 651 et seq., and the rules, regulations, and orders promulgated thereunder; and (viii) any other applicable U.S. federal, state, local, or other statutes or Laws, and the rules, regulations, and orders promulgated thereunder; (b) asbestos; (c) formaldehyde; (d) polychlorinated biphenyls; (e) radioactive materials; (f) waste oil and other petroleum products; and (g) any other substance which constitutes a nuisance or hazard to the environment or to the public health, safety, or welfare.

         1.24 "Holdback" shall mean One Hundred Sixty Thousand Dollars ($160,000) plus interest accrued on the balance thereof ultimately delivered to Seller, commencing at the Effective Time of Closing at the rate of six percent (6%) per annum.

         1.25 "Intangible Assets" shall mean all of the intangible assets owned or used by Seller in the Business, including but not limited to trade secrets, know-how, operating methods and procedures, proprietary information, processes, technical knowledge, formulae, advertising formats, logos, trademarks, trade designations, service marks, trade names (including "Drug Screening Systems"), patents, copyrights, applications for any of the foregoing, goodwill, advertising and promotional rights, franchise rights, customer lists, telephone number(s), and related rights.

         1.26 "Inventory" shall mean all of Seller's inventories of raw materials and supplies, work in process, and finished goods owned or used in the Business, (including, without limitation, the Q-C and R&D controls for Biopool).

         1.27 "IRS" shall mean the Internal Revenue Service.

         1.28 "ISRA" shall mean New Jersey's Industrial Site Recovery Act (N.J.S.A. 13:1k - 6 et. seq.) and all regulations applicable or promulgated thereunder, and any amending or successor legislation or regulations.

         1.29 "Knowledge of Seller" shall mean knowledge of any director, officer, manager, or supervisor of Seller, or knowledge which any such person reasonably should have by virtue of his or her position with Seller.

         1.30 "Law" shall mean any federal, state, foreign, local or other law, ordinance, rule, regulation, or governmental requirement or restriction of any kind, including any rules, regulations, and orders promulgated thereunder, and any final orders, decrees, consents, or judgments of any regulatory agency or court.

         1.31 "Leased Assets" shall mean all items of personal property which Seller leases and uses in the Business including but not limited to those assets which are set forth on Schedule 1.31 hereto.

         1.32 "Lien" shall mean with respect to any asset: any mortgage, pledge, lien, charge, claim, restriction, reservation, condition, easement, covenant, lease, encroachment, title defect, imposition, security interest, inchoate lien, or other encumbrance of any kind and the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement related to such asset.

         1.33 "Miscellaneous Assets" shall mean those assets described on
Schedule 1.33 hereto.

         1.34 "Net Book Value" shall mean, for any Purchased Asset, that amount equal to the net book value of that Purchased Asset (e.g., Inventory net of obsolete inventory), and for any Assumed Liability, the book amount of such liability, as set forth on the Closing Balance Sheet.

         1.35 "Opinion of Buyer's Counsel" shall mean the opinion of Quarles & Brady in substantially the form of Exhibit 3 hereto.

         1.36 "Opinion of Seller's Counsel" shall mean the opinion of Gold & Wachtel, LLP substantially in the form of Exhibit 4 hereto.

         1.37 "Permits" shall mean those permits, licenses, approvals, registrations, filings, notices, and governmental authorizations required for the conduct of the Business as presently conducted.

Said Permits are listed and briefly described on Schedule 1.37 hereto.

         1.38 "Premises" shall mean the buildings, fixtures, structures and improvements that Seller occupies which are located at 1001 Lower Landing Road, Blackwood, New Jersey 08012.

         1.39 "Product Liability Matters" shall mean any and all product recalls, and liabilities or obligations or damages of any kind for death, disease, or injury to persons, business, or property relating to products designed, manufactured, distributed, marketed, sold or shipped by Seller in connection with the Business prior to the Effective Time of Closing.

         1.40 "Product Warranty Claims" shall mean all product warranty claims (other than Product Liability Matters) for any products manufactured, distributed, marketed, sold, or shipped by Seller in connection with the Business prior to the Effective Time of Closing.

         1.41 "Pro-Forma Balance Sheet" shall mean an unaudited balance sheet of Seller as described in Section 2.3(a) below.

         1.42 "Purchase Price" shall mean One Million Nine Hundred Fifty Thousand Dollars ($1,950,000.00), subject to adjustments provided for in this Agreement.

         1.43 "Purchased Assets" shall mean all assets of Seller used or useful in the conduct of the Business except the Retained Assets, including but not limited to the Contracts, Fixed Assets, Intangible Assets, Inventory, Miscellaneous Assets and Records.

         1.44 "Records" shall mean such books, documents and records owned or used by Seller in the conduct of the Business, including personnel, medical and accounting records, correspondence, governmentally required records, manuals, engineering data, designs, drawings, blueprints, plans, specifications, lists, customer lists, computer media, software and software documentation, sales literature, catalogues, promotional items, advertising materials, and other written materials.

         1.45 "Retained Assets" shall mean the following assets of Seller as of the Closing Date which, although they relate to the Business, are not Purchased Assets and are to be retained by Seller: (a) Seller's franchise to be a corporation, articles of incorporation, bylaws, minute books, stock books, corporate seals and other corporate records having to do with the corporate organization and capitalization of Seller; (b) all canceled checks, bank statements and tax returns of Seller relating to the Business; (c) any contract, agreement or lease of Seller which is not assumed by Buyer hereunder; (d) Seller's insurance policies; (e) Seller's cash and cash equivalents; (f) any real property or leasehold improvements at the Premises owned or leased by Seller; (g) Seller's accounts, notes and other receivables; and (h) the assets set forth on Schedule 1.45 hereto.

         1.46 "Retained Liabilities" shall mean, except for the Assumed Liabilities, all obligations and liabilities of Seller, including all obligations and liabilities arising out of the operation of the Business or ownership or possession of the Purchased Assets up to the Effective Time of Closing.

         1.47 "Seller" shall mean Drug Screening Systems, Inc., a Pennsylvania corporation.

         1.48 "Seller's Closing Certificate" shall mean a certificate of the Seller in the form of Exhibit 5 hereto.


                                   ARTICLE II

                     PURCHASE AND SALE OF PURCHASED ASSETS;
                                OTHER AGREEMENTS

         2.1 Purchase and Sale. At the Closing, and upon all of the terms and subject to all of the conditions of this Agreement:

                  (a) Seller shall sell, assign, convey, and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Purchased Assets; and

                  (b) Buyer shall assume and agree to perform in accordance with and be bound by all of the covenants, terms, and obligations under the Assumed Liabilities. Except as otherwise specifically provided for herein, Buyer is not assuming any Retained Liability, and Seller shall satisfy all of the Retained Liabilities in the ordinary course of business.

         2.2 Payment of Purchase Price. (a) The Purchase Price (as adjusted pursuant to Section 2.3(a) below) less the Holdback shall be paid to Seller at Closing via wire transfer.

                  (b) On the sixth month anniversary of the Closing Date, Buyer shall pay Seller the Holdback less the amount Seller is or may be required to pay Buyer pursuant to claims asserted under Section 8.1(a) hereof which have not theretofore been paid. Upon the final resolution of an open claim, Buyer shall pay Seller the amount of the Holdback portion relating to such claim, less the amount necessary to satisfy said claim.

         2.3 Pro-Forma Balance Sheet and Closing Balance Sheet.

                  (a) On or before the Closing Date, Seller shall prepare and deliver to Buyer for its approval, which approval shall not be unreasonably withheld, a Pro-Forma Balance Sheet prepared in accordance with GAAP, along with a certificate of Seller's Chief Financial Officer certifying that the Pro-Forma Balance Sheet was based on the books and records of Seller and, in his or her opinion, presents fairly an estimate of the financial condition of the Company as of the Closing Date. In the event that the Net Book Value of the Purchased Assets (which will include the "inventory build-up" described in Section 5.10 hereof but which will be reduced by the amount paid by Buyer to Seller pursuant to Section 5.10(a) hereof) less the Net Book Value of the Assumed Liabilities as shown on the Pro-Forma Balance Sheet is less than $654,040, then the Purchase Price shall be reduced on a dollar for dollar basis. If said Net Book Value amount is greater than $654,040, the Purchase Price shall be increased on a dollar-for-dollar basis.

                  (b) For purposes hereof, Seller's books of account shall be closed as of the Effective Time of Closing. As soon as practicable after the Closing Date, but in any event not later than sixty (60) calendar days after the Closing Date, Seller's books of account shall have been reviewed by Buyer, and Buyer shall prepare the Closing Balance Sheet. Said Closing Balance Sheet shall be prepared in a manner consistent with GAAP. Seller shall have the right to review all work papers and other materials used by Buyer to prepare the Closing Balance Sheet.

                  (c) For purposes hereof, the Closing Balance Sheet shall be conclusive and binding upon Buyer and Seller unless within thirty (30) days following Seller's receipt of the Closing Balance Sheet, Seller delivers to Buyer a written notice of dispute with respect thereto. Buyer and Seller shall thereafter use their best efforts to resolve such dispute; provided, however, that if no resolution is reached on or before the sixtieth (60th) day following any notice of dispute, Buyer and Seller shall agree to employ certified public independent accountants who shall not have audited the financial statements of or provided substantial services to Buyer, Seller or their affiliates for a period of five years prior to the Closing Date and who are not currently providing services to Buyer, Seller or their affiliates, for purposes of settling the dispute. Such accountants shall determine the Net Book Value of the Purchased Assets and Assumed Liabilities as of the Effective Time of Closing pursuant to the provisions of this Agreement and using such methods contemplated herein and as such firm deems appropriate (including an audit, if necessary), and such determination shall be conclusive and binding upon Buyer and Seller, absent fraud, bad faith, undue influence or manifest error on the part of such accountants. If the amount of the Net Book Value of the Purchased Assets and Assumed Liabilities determined by the accountants is more than 105% of the amount of the Net Book Value of the Purchased Assets and Assumed Liabilities determined by Buyer, then Buyer shall pay the expense of the accountants. If the amount of the Net Book Value of the Purchased Assets and the Assumed Liabilities determined by the accountants is less than 105% of the amount of the Net Book Value of the Purchased Assets and the Assumed Liabilities determined by Buyer, then Seller shall pay the expense of the accountants.

                  (d) In the event that the Net Book Value of the Purchased Assets (which will include the "inventory build-up" described in Section 5.10 hereof but which will be reduced by the amount paid by Buyer to Seller pursuant to Section 5.10(a) hereof) less the Net Book Value of the Assumed Liabilities as shown on the Closing Balance Sheet is less than said Net Book Value amount as shown on the Pro-Forma Balance Sheet, then the Purchase Price shall be reduced on a dollar for dollar basis and the amount of such reduction shall be promptly repaid to Buyer. If said Net Book Value as shown on the Closing Balance Sheet is greater said Net Book Value Amount as shown on the Pro-Forma Balance Sheet, the Purchase Price shall be increased on a dollar-for-dollar basis and the amount of such increase shall be promptly paid to Seller.

         2.4 Allocation of Purchase Price. The Purchase Price shall be allocated in accordance with Section 1060 of the Internal Revenue Code and prior to the Closing Date Buyer and Seller shall agree on such allocation. Buyer and Seller shall cooperate with each other in the preparation and filing of I.R.S. Form 8594 in connection with the Purchase Price allocation. Neither Buyer nor Seller, nor any of their respective affiliates, shall take any position (whether in financial statements, audits, tax returns or otherwise) which is inconsistent with the allocation of the consideration unless required to do so by applicable Law.

         2.5 Prorations. All personal property taxes and other similar expenses of the Business, if any, payable after the Effective Time of Closing shall be prorated, whereby Seller shall be responsible for that portion of the prorated expenses accrued for the period ending as of the Effective Time of Closing, and Buyer shall be responsible for that portion of the prorated expenses attributable to the period beginning as of the Effective Time of Closing. Said prorated expenses shall be settled between the parties promptly after the determination from time to time of said prorated expenses.

         2.6 Referrals and Deliveries. After the Closing, Seller shall promptly refer to Buyer any and all inquiries or purchase orders from customers or suppliers of Seller or other persons relating to the Business.

         2.7 Risk of Loss. Risk of loss with respect to the Purchased Assets shall remain with Seller until the Effective Time of Closing and shall pass to Buyer upon the Effective Time of Closing.

         2.8 Noncompetition; Confidentiality.

                  (a) Subject to the Closing, and as an inducement to Buyer to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the Business being acquired pursuant to this Agreement, Seller hereby covenants and agrees that for a period of five (5) years from and after the Closing Date, it will not, directly or indirectly, within the Territory described below:

                           (i)    engage in, continue in or carry on any
business which competes with the Business or is substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged;

                           (ii)   consult with, advise or assist in any way,
whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of Buyer in any aspect with respect to the Business including, but not limited,to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any similar form of business transaction with any such competitor;

                           (iii)  hire, offer to hire, or solicit for
employment any employee of Buyer, without the prior consent of Buyer, until such person has been separated from employment by Buyer for at least 180 days; or

                           (iv)   engage in any practice the purpose of which
is to evade the provisions of this covenant not to compete or to intentionally commit any act which adversely affects the Business, Purchased Assets or Assumed Liabilities;

provided, however, the foregoing prohibition does not extend to passive ownership of less than 1% of the outstanding stock of any entity whose stock is traded on an established stock exchange or quoted on NASDAQ. For purposes hereof, "Territory" is defined as any county or similar geographic subdivision in New Jersey, the United States of America, North America, or the World, in which Seller conducted its business as of the date of this Agreement. The parties intend that this noncompete covenant shall be construed as separate covenants, one for each county and subdivision to which the covenant applies. The parties agree further that Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the Business or the Purchased Assets being acquired by Buyer hereunder. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

                  (b) Seller acknowledges that: (i) the Business connections, customers, customer lists, marketing, production, sales techniques, procedures, operations, and other Intangible Assets and aspects of the Business which are to be acquired by Buyer hereunder have been established and maintained by Seller at great expense, have been protected as confidential information and trade secrets, and are of great value to Buyer; and (ii) Buyer would suffer great loss and injury if Seller would disclose this information or use it in any way to the detriment of Buyer. Therefore, Seller shall not, directly or indirectly, use or disclose, or cause or allow to be used or disclosed, to Buyer's detriment, any secret, confidential, or proprietary information relating to the Business.

                  (c) After the Effective Time of Closing, Seller shall use its reasonable best efforts, on behalf of Buyer and without cost to Seller, to continue amicable business relationships with Business customers and suppliers; provided, that, it shall not be a breach of this provision for Seller to utilize such means to collect its accounts receivable (including the commencement of litigation) which Seller deems appropriate. Seller shall not make or publish any disparaging remarks about Buyer or the Business as long as Buyer continues the Business, and shall not induce, encourage, or cause any customer or supplier to terminate doing business with Buyer.

         2.9 Employee Matters. Immediately prior to the Effective Time of Closing, Seller shall terminate the employment of any of Seller's employees to be hired by Buyer and, except to the extent reflected in the Closing Balance Sheet or an Assumed Liability, Seller shall make all payments to such employees for wages, commission, bonuses, vacations, severance and other similar form of compensation owing to or accrued by such employees prior to the Effective Time of Closing under the Employee Benefit Plans or Seller's historical practice. Any employee of Seller that is hired by Buyer shall be given prior service credit for service with Seller for any of Buyer's employee benefit plans which have such a service requirement for eligibility. Buyer shall not be obligated to Seller or any other party for any labor-related obligations or liabilities arising out of any person's employment with the Seller, and Seller agrees to satisfy said obligations and/or liabilities.

         2.10 Access to Records. Seller shall permit Buyer, and its attorneys, accountants, agents and designees, such access to, and right to copy, all books, papers and records of Seller which are not a part of the Purchased Assets, from and after the Closing Date hereof as Buyer may deem necessary or desirable. Any such examination shall be at the expense of Buyer, shall be performed during normal business hours at the place where such records are regularly maintained by Seller and shall not unreasonably interfere with the normal business activities of Seller. Seller shall notify Buyer at any time within the five (5) year period after the Closing Date if it intends to destroy any or all of the books, papers, and records described above, and Buyer shall have the right to review and remove any of such books, papers and records at Buyer's expense.

         2.11 Payment of Retained Liabilities. After the Closing Date, Seller shall satisfy all of the Retained Liabilities in the ordinary course of business.

         2.12 ISRA. Seller shall use its best efforts to comply with and satisfy prior to Closing, and in any event shall fully comply with and satisfy at all times following Closing, all duties, obligations and requirements of ISRA, as the same may apply to this Agreement and the transactions contemplated herein.

         2.13 Accounts Receivable. Following the Closing Date, Seller may direct its trade account debtors to pay Buyer in respect of such accounts receivable. Should Seller so direct its account debtors to do so, Seller shall provide Buyer with a complete and accurate list of its accounts receivable, which list shall include the name of each trade account debtor and the amount and date of the corresponding receivable. On a weekly basis, Buyer shall provide Seller with a complete and accurate list of all payments received by Buyer in respect of Seller's accounts receivable and shall pay Seller an amount equal to the amount so received by Buyer. Buyer shall apply any payments received as indicated on such payment or as directed by the account debtor and, in the absence of any indication or direction, on an "oldest account first" basis. Should any of Seller's account debtors refuse to remit any amount owed to Seller, Buyer and Seller shall discuss what reasonable measures Buyer may take to assist Seller in order to collect such receivable. Notwithstanding the foregoing, Seller retains all rights to collect its accounts receivable by using any means Seller deems appropriate.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

         3.1 Organization; Business. Seller is a corporation duly and validly organized and existing and in good standing under the Laws of the Commonwealth of Pennsylvania and has full corporate power to own its assets and to convey the Purchased Assets to Buyer pursuant to this Agreement. Seller is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which Seller conducts business, except as to those states where failure to so qualify would not have a material adverse effect on Seller or the Business.

         3.2 Authorization; Enforceability. The execution, delivery, and performance of this Agreement, and all of the documents and instruments required hereby, by Seller are within the corporate power of Seller, have been duly authorized by the Board of Directors of Seller, and prior to Closing will have been duly authorized by all necessary corporate action by Seller. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Seller, the valid and binding obligations of Seller, enforceable in accordance with their respective terms, and sufficient to transfer and convey to Buyer all of Seller's right, title, and interest in and to the Purchased Assets.

         3.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto, and the consummation by Seller of the transactions contemplated herein or therein:

                  (a) will not violate or conflict with any applicable Law;

                  (b) except for applicable New Jersey ISRA requirements and for applicable requirements of the Securities and Exchange Act of 1934 (the "'34 Act"), will not require any authorization, consent, approval, exemption or other action by or notice to any government entity (including, without limitation, under any "plant closing" or similar law); or

                  (c) subject to obtaining the consents referred to in Schedule 1.12, will not violate or conflict with, or constitute a default (or event which, with notice or lapse of time, or both, would constitute a default) under, or will not result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the Purchased Assets under, any term or provision of the Seller's articles of incorporation or bylaws, or any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller or any of the Purchased Assets may be bound or affected.

         3.4 Purchased Assets.

                  (a) Except for the Liens set forth on Schedule 3.4(a) all of which shall be released prior to the Effective Time of Closing, Seller owns and will convey to Buyer at Closing good and marketable title to all of the Purchased Assets, free and clear of all Liens of any nature whatsoever. Seller is in sole possession of, and has sole control of, the Purchased Assets. Except as set forth on Schedule 3.4(a) hereto, none of the Purchased Assets is leased, rented, licensed, or otherwise not owned by Seller.

                  (b) The Purchased Assets include all of the assets of Seller which are used in or necessary for the operation of the Business, excepting therefrom only any Retained Assets.

                  (c) The Fixed Assets and the Leased Assets are in good operating condition and repair, normal wear and tear excepted, free from any defects (except minor defects as do not interfere with the use thereof in the conduct of the normal operations of the Business), have been maintained consistent with the standards generally followed in the industry, and are sufficient to carry on the Business as previously conducted by Seller.

                  (d) The Inventory is current, merchantable, usable, and the finished goods are of quality that they may be resold at normal prices and discounts in the ordinary course of business.

                  (e) Except as set forth on Schedule 3.4(e) hereto, all of the tangible Purchased Assets are physically located at the Premises.

         3.5 Financial Information.

                  (a) The Financial Information is accurate and complete in all material respects, was prepared in accordance with GAAP and presents fairly the financial condition and the results of operations of the Business as of the relevant dates thereof and for the periods covered thereby.

                  (b) Seller has no material liabilities or indebtedness, contingent, absolute, accrued, or otherwise, in connection with the Business, other than as set forth in the Financial Information or on Schedule 3.5(b) hereto.

         3.6 Absence of Certain Changes.

                  (a) Since June 30, 1996 there has not been any: (i) material adverse change in the Purchased Assets or in the financial condition, business, results of operations, or prospects of the Business; (ii) damage, destruction, or loss which has adversely affected or may adversely affect the Business or the Purchased Assets (whether or not covered by insurance); (iii) material commitments or transactions by Seller outside the ordinary course of Business; or (iv) any grant of credit or price concessions to any customer or distributor on terms or in amounts more favorable than those which have been extended to such customer or distributor in the past, any other change in the terms of any credit or price concessions heretofore extended, or any other change of Seller's policies or practices with respect to the granting of credit or price concessions.

                  (b) Seller has no Knowledge of any facts, circumstances, or proposed or contemplated events which would materially adversely affect the operations, results, or prospects of the Business after the Closing Date.

         3.7 Contracts. Except as set forth on Schedule 3.7 hereto, Seller is not a party to any written or unwritten agreement that is material to the ongoing operations of the Business and that is not otherwise contained on
Schedule 1.12 hereto and being assigned to Buyer hereunder.

         3.8 Performance of Contracts; Business Relationships.

                  (a) Seller and, to the Knowledge of Seller, each party to each Contract, have performed in all material respects each material term, covenant, and condition of each Contract which is to be performed by them at or before the date hereof. Each of the Contracts is in full force and effect and constitutes the legal and binding obligation of Seller and, to the Knowledge of Seller, the other parties thereto. Except as conspicuously disclosed on Schedule 1.12, no Contract requires the written consent of, or prior notice to, any third party in order for Seller to assign such contract to Buyer hereunder.

                  (b) To Seller's Knowledge, the consummation of the transaction contemplated hereby will not disrupt or impair any material relationship with any supplier or customer (other than AccuScreen). Except as disclosed in
Schedule 3.8(b), to Seller's Knowledge, there are no unresolved complaints or disputes which presently exist and Seller has no Knowledge that any customer or supplier intends to cease doing business with Seller.

                  (c) Buyer will not be obligated or liable to any of Seller's vendors, suppliers, or other parties who may have or may have had a contractual relationship with Seller, unless said relationship arises from a Contract being assigned pursuant to Section 2.1 above or is otherwise an Assumed Liability.

         3.9 [Intentionally Left Blank].

         3.10 Intangible Assets.

                  (a) Schedule 3.10(a) lists all Intangible Assets relating to the Business in which Seller now has any interest, specifying whether such Intangible Assets are owned, controlled, used or held (under license or otherwise) by Seller, and also indicating which of such Intangible Assets are registered. All Intangible Assets shown as registered in Schedule 3.10(a) have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current.

                  (b) Schedule 3.10(b) hereto sets forth all license and similar agreements that Seller is a party to with respect to intellectual property either licensed by or licensed to Seller.

                  (c) Seller owns the entire right, title, and interest in and to each of the patents, trademarks, and licenses set forth on Schedules 3.10(a) and 3.10(b) hereto, and, to the Knowledge of Seller, all other Intangible Assets of the Business. Neither Seller, the Purchased Assets, nor the Business infringes on any intellectual property rights of others. There are no claims, demands or proceedings instituted, pending or, to the Knowledge of Seller, threatened, by any third party pertaining to or challenging Seller's rights to any of the intellectual property rights used in the Business. To Seller's Knowledge there are no facts which would render any of the intellectual property rights used in the Business invalid or unenforceable. All patents, patent applications, and rights to discoveries or inventions (whether or not patentable) owned or held by any officer, director, employee, former employee, or independent contractor engaged by Seller and relating to the Business have been, or on or prior to the Closing Date shall have been, duly and effectively transferred to Seller.

         3.11 Violations of Law.

                  (a) The operation of the Business, the products of the Business, and the Purchased Assets do not currently violate or conflict and since June 1, 1994, and to Seller's Knowledge prior to June 1, 1994 have not violated or conflicted, in any material respect, with any Permits, any Law (including Environmental Laws), governmental specification, authorization, or requirement, or any decree, judgment, order, or similar restriction. To the Knowledge of Seller, neither Seller nor any supplier of Seller is the subject of an inspection or inquiry regarding violations or alleged violations of any Law by any other state, federal, or local agency.

                  (b) Schedule 3.11(b) hereto sets forth a summary of all proceedings, threatened proceedings, orders, notice of violations, inspection reports, and other similar occurrences, if any, since January 1, 1991 involving Seller or the Business.

                  (c) Since January 1, 1991, Seller has not been the subject of an Occupational and Safety Health Administration inspection or found by any agency to be in violation of any state or federal occupational safety or health Law.

         3.12 Books of Account. The books of account of the Business are complete and correct in all material respects, and reflect all transactions entered into by Seller or to which Seller is a party and which relate to the Business.

         3.13 Disclosure. Seller has furnished to Buyer complete and accurate copies or originals of all documents and/or information requested by Buyer. No disclosure (including the Schedules hereto) or statement of fact by Seller contained in this Agreement and no disclosure or statement of fact furnished or to be furnished by Seller to Buyer pursuant to this Agreement or pursuant to Buyer's due diligence contains or will contain any untrue statement of a material fact or omits or will omit to state any item or a material fact necessary in order to make the statements herein or therein contained not misleading. The Schedules to this Agreement are complete and accurate in all material respects with respect to the information the Schedules purport to provide.

         3.14 Brokers. Seller has not incurred, nor will any person or entity be entitled to, any brokers', finders', or similar fee in connection with the transactions contemplated by this Agreement.

         3.15 Taxes. Seller has paid or made provision for all federal, state, and local taxes or other governmental charges with respect to the Business and/or Purchased Assets that may or could follow the Purchased Assets or otherwise affect Buyer after the consummation of the transactions contemplated herein. All required returns and reports with respect to such taxes and charges have been duly and timely filed.

         3.16 Permits. The Permits constitute all licenses, permits, approvals, qualifications, and governmental specifications, authorizations, registrations, or requirements which Seller currently has in connection with the Purchased Assets or the Business (including the products thereof) and to the Knowledge of Seller constitute all such licenses, permits, approvals, qualifications, and governmental specifications, authorizations, registrations, and requirements necessary for the ownership or use of the Purchased Assets or conduct of the Business as currently conducted by Seller.

         3.17 Environmental Matters.

                  (a) The Purchased Assets and the Business are in conformance with all applicable Environmental Laws, and there are no past or present (or, to the Knowledge of Seller, future) events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans (i) which, in connection with the Business, the Purchased Assets, or the Premises, may interfere with or prevent compliance or continued compliance with Environmental Laws or with any order issued, entered, promulgated or approved thereunder, or (ii) which may subject Seller or Buyer to damages (including liability under CERCLA), penalties, injunctive relief, or cleanup costs under any Environmental Laws or pursuant to any third-party claim, or which require or are likely to require reporting, cleanup, removal, remedial action, or other response pursuant to Environmental Laws or a third party claim.

                  (b) To the Knowledge of Seller, there are not now, nor have there ever been, tanks or other facilities in, on, or under any property that is or was owned, leased, used, or occupied by Seller in connection with the Business or at any time in its care, custody, or control, that contain materials which, if known to be present in soils or groundwater, would require reporting, clean up, removal, or some other action under Environmental Laws.

                  (c) Neither the Seller, nor, to the Knowledge of the Seller, any other person or entity has caused or permitted any Environmental Releases of materials on, under, or at the Premises, or at any other real estate previously owned or occupied by Seller or at any time in its care, custody, or control, which materials, if known to be present, would require reporting, clean-up, removal, or some other action under Environmental Laws.

                  (d) Seller is not subject to any judgment, decree, order, or citation related to or arising out of applicable Environmental Laws.

                  (e) Seller possesses all permits, licenses, and approvals, if any, required under applicable Environmental Laws, all of which are included on
Schedule 1.37 hereto.

                  (f) Seller has not received (nor, to the Knowledge of Seller, has there been issued) any notice, whether from a public or governmental authority, citizens' group, employee or any other person or entity, that alleges that Seller is or may not be in compliance with any Environmental Law or Permit.

                  (g) No friable asbestos or asbestos requiring remediation under applicable Environmental Laws is present on or at the Premises.

                  (h) No real property at any time owned, operated, used or controlled by Seller is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under CERCLA, or on any comparable state list, and Seller has not received any written notice from under or relating to CERCLA or any comparable state or local Law.

                  (i) No off-site location at which Seller has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and Seller has not received any written notice with respect to any off-site location, of potential or actual liability or a written request for information under or relating to CERCLA or any comparable state or local Law.

         3.18 Employment Matters.

                  (a) Schedule 3.18(a) hereto lists all employees of the Business, their current rates of compensation and most recent pay increase, date of hire, benefits, location of employment, and other related information requested by Buyer.

                  (b) Schedule 3.18(b) hereto lists and describes all of Seller's present or past Employee Benefit Plans. Each Employee Benefit Plan is and at all times has been in full compliance with all applicable Laws (including ERISA). Seller is not contributing to, and has not contributed to any multi-employer plan, as defined in ERISA. Any past Employee Benefit Plan that has been terminated was done so in full compliance with all applicable Laws, and there is no basis for further liability or obligation of Seller pursuant to any and all past Employee Benefit Plans.

                  (c) Seller has no Employee Benefit Plan or other agreements (including collective bargaining agreements), arrangements, or plans which would bind or in any way affect Buyer after the Closing Date, regardless of whether Buyer employs any such employees.

                  (d) Seller is in material compliance with all federal, state, or other applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and has not and is not engaged in any unfair labor practice that would in any way affect Buyer after the Closing Date.

                  (e) No present or former employee of Seller has any claim against Seller (whether under federal or state Law, under any employee agreement or otherwise), that would in any way affect

Buyer after the Closing Date, on account of or for (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; or (iii) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in the past twelve-month period.

                  (f) Schedule 3.18(f) sets forth Seller's unemployment compensation contribution and solvency rates. Seller has made all required payments to its unemployment compensation reserve account with the appropriate governmental department of the State of New Jersey, such accounts have positive balances and, except as set forth on Schedule 3.18(f) and to the Knowledge of Seller, there are no current or former employees (i) receiving unemployment compensation benefits which are being charged against such account, (ii) that are eligible for such benefits, or (iii) that are claiming such benefits.

         3.19 Litigation.

                  (a) Except as described on Schedule 3.19 hereto, there is not now nor since June 1, 1994 has there been any (i) litigation; (ii) charge, grievance or other labor-related claim, strikes, lockouts or union organizing drives; (iii) product liability claim; (iv) Environmental Claim; (v) arbitration; (vi) proceeding; (vii) governmental investigation or inquiry;
(viii) citation; (ix) action of any kind; or (x) order, notice of violation or inspection report, pending, or, to the Knowledge of Seller, proposed or threatened against Seller, relating to the Business or any of the Purchased Assets, nor is there any basis known to Seller for any such action. Except as described on Schedule 3.19 hereto, since January 1, 1990 there has not been any of the matters described in (i) - (x) above that have been required to be disclosed in Seller's '34 Act filings. Schedule 3.19 also describes all litigation and/or claims settled or compromised during the time periods specified above.

                  (b) There are no actions, suits or proceedings pending, or, to the Knowledge of Seller, proposed or threatened, by any person or governmental agency which question the legality, validity, or propriety of the transactions contemplated by this Agreement.

         3.20 Insurance.

                  (a) Schedule 3.20(a) hereto lists and describes all of Seller's insurance policies covering any of the Purchased Assets or the Business. Said policies are in full force and effect.

                  (b) Schedule 3.20(b) hereto lists and summarizes all claims in excess of $10,000 under said insurance policies made or pending since June 1, 1994.

                  (c) Since June 1, 1994, no lapse of insurance coverage has occurred, and Seller has not had any application for such insurance coverage denied or any insurance policy or coverage thereunder canceled, withdrawn, or not renewed.

                  (d) To the Knowledge of Seller, the insurance policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the Purchased Assets and the Business are normally exposed.

         3.21 Product Matters.

                  (a) All instances of Product Warranty Claims involving amounts in excess of $5,000 per occurrence that have occurred and for which notice has been received by Seller within the past two (2) years are listed on Schedule
3.21 hereto.

                  (b) All instances of Product Liability Matters involving amounts in excess of $5,000 that have occurred and for which notice has been received by Seller within the past two (2) years, if any, are listed on Schedule
3.21 hereto.

                  (c) To the Knowledge of Seller, no facts or circumstances exist that would likely cause a material Product Warranty Claim or Product Liability Matter to occur prior to or after the Closing Date.

         3.22 Nondisclosure Agreements. Schedule 3.22 hereto lists all persons who have executed nondisclosure or secrecy agreements relating to the Business with Seller since June 1, 1994. At the request of Buyer and to the extent not effectively assigned to Buyer, Seller shall diligently enforce said nondisclosure agreements for a five (5) year period commencing on the Closing Date. Said enforcement shall be at the specific request of Buyer and any legal fees or costs incurred as a result of said request shall be borne solely by Buyer. Seller shall assign its rights under said agreements to Buyer.

         3.23 Products.

                  (a) Schedule 3.23 hereto lists all products of Seller relating to the Business, including all products offered for sale since January 1, 1995. Seller's products meet all product and/or process specifications (including product testing procedures) that they purport or are required to meet.

                  (b) Seller possesses and Seller's products relating to the Business satisfy all applicable United States Environmental Protection Agency, Drug Enforcement Agency, United States Food and Drug Administration, Safe Medical Devices Act of 1990, and all other governmental agency requirements and Law, including registration, notice, and label requirements, and Seller is current on all applicable fees, renewals, reports, and other similar obligations.

         3.24 Pricing. Schedule 3.24 describes all special (i.e., differs from published price list) pricing and rebate arrangements and/or commitments of Seller currently in effect which relate to the Business. Except as set forth on
Schedule 3.24, no customer of the Business will be entitled to or, to the Knowledge of Seller will be expectant of, any rebates, or similar commitments after the Closing Date.

         3.25 Distributors.

                  (a) Schedule 3.25 hereto: (i) lists all persons or entities that purchased Seller's products as distributors during the last fiscal year of the Seller; (ii) lists all nonemployee persons or entities that serve as a manufacturer's representative for Seller's products; and (iii) describes and sets forth the terms of the arrangement or agreement (written or unwritten) with each such distributor or representative.

                  (b) Except as set forth on Schedule 3.25, all contracts with Business distributors and/or manufacturer's representatives can be terminated by Seller upon sixty (60) days' notice, with or without cause, without liability, penalty, or premium or any nature whatsoever.

         3.26 Transactions with Related Parties. Except as set forth on Schedule
3.26 hereto, Seller is not a party to any transaction or proposed transaction, including, without limitation, the leasing of property, the purchase or sale of raw materials or finished goods, the furnishing of services or the borrowing or lending of money with any director, officer or stockholders of Seller, or any person or entity who is an affiliate of such director, officer or stockholders of Seller. Except as set forth on Schedule 3.26 hereto, no director, officer or stockholders of Seller, nor any of their affiliates, own or have any ownership interest in any corporation or other entity which is in competition with Seller's Business.

         3.27 Customers and Suppliers. Schedule 3.27 hereto sets forth a list of the Seller's ten (10) largest customers relating to the Business and the Seller's ten (10) largest suppliers relating to the Business during each of Seller's two (2) most recent fiscal years and for the period from the beginning of the current fiscal year to February 28, 1997 determined on the basis of the total dollar amount of net sales to such customers and purchases from such suppliers.

         3.28 ISRA. Seller has complied and shall have complied with and satisfied prior to Closing all duties, obligations and requirements of New Jersey's Industrial Site Recovery Act (N.J.S.A.

13:1k - 6 et. seq.) and all regulations applicable or promulgated thereunder, and any amending or successor legislation or regulations ("ISRA"), as the same may apply to this Agreement and the transactions contemplated herein.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

         4.1 Organization. Buyer is a corporation duly and validly organized and existing and in current status under the laws of the State of Wisconsin and has full corporate power to consummate the transactions contemplated in and pursuant to this Agreement.

         4.2 Authorization; Enforceability. The execution, delivery, and performance of this Agreement, and all of the documents and instruments required hereby, are within the corporate power of Buyer and have been duly authorized by all necessary corporate action by Buyer. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Buyer, the valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

         4.3 No Violation or Conflict. The execution, delivery, and performance of this Agreement (and the transactions contemplated herein) by Buyer do not and will not conflict with or violate any Law, judgment, order, decree, the Articles of Incorporation or Bylaws of Buyer, or any contract or agreement to which Buyer is a party or by which Buyer is bound.

         4.4 Brokers. Buyer has not incurred, nor will any person or entity be entitled to, any brokers', finders', or similar fee in connection with the transactions contemplated by this Agreement.


                                    ARTICLE V

                       CERTAIN MATTERS PENDING THE CLOSING
         From and after the date of this Agreement and until the Closing Date:

         5.1 Full Access.

                  (a) Buyer and its authorized agents, officers, and representatives shall have full access to the Seller, the Business, its customers and suppliers and the Purchased Assets during normal business hours in order to conduct such examination and investigation of the Purchased Assets and the Business as it deems necessary, provided that such examinations shall not unreasonably interfere with Seller's operations and activities.

                  (b) If the transactions provided for herein are not consummated, Buyer and its respective officers, agents, and representatives will hold in strict confidence all information obtained from Seller and its officers, agents, or representatives, and will promptly return to Seller, or destroy at the request of Seller, all documents obtained from Seller and its officers, agents, or representatives, and all copies of such documents made by Buyer and its officers, agents, and representatives, excepting however, any such information or documents which: (i) was, is, or becomes in the public domain (other than as a result of a breach of this provision by Buyer); (ii) was in fact lawfully known or lawfully furnished to Buyer prior to disclosure to Buyer by Seller or its officers, agents, or representatives; or (iii) is lawfully disclosed or lawfully furnished to Buyer by a third party (other than officers, directors, employees, and agents of Seller) after disclosure to Buyer by Seller.

         5.2 Carry on in Regular Course. With regard to the Business, Seller shall:

                  (a) diligently carry on the Business in the regular course and in the same manner as heretofore conducted, except for the inventory build-up and the reduction of the level of the Borg-Warner described in Section 5.10 below;

                  (b) maintain all of its insurance policies in full force and effect;

                  (c) not, without the prior written approval of Buyer, make or institute any unusual or novel methods of purchase, sale, management, accounting, operation, collections, or other business practice;

                  (d) not enter into any material contract or commitment, or engage in any transaction not in the usual and ordinary course of business and consistent with Seller's normal business practices;

                  (e) not sell or dispose of any Purchased Assets, except sales or dispositions in the ordinary course of business;

                  (f) not increase or decrease the compensation rates or benefits of any of its employees;

                  (g) comply in all material respects with all applicable
Laws;

                  (h) use and operate its assets in a normal business manner and maintain and keep its assets in good repair;

                  (i) use its best efforts to preserve the Business intact and to conduct business with suppliers, customers, and others having business relationships with /seller in the ordinary course; and

                  (j) not do any act or omit to do any act, which will cause a breach of any of the Contracts.

         5.3 Publicity. All general notices, releases, statements and communications to employees, suppliers, and customers of the Business and to the general public and the press relating to the transactions covered by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Seller; provided however, that any party shall be entitled to make a public announcement of the proposed transaction if, in the opinion of its counsel, such announcement is required to comply with any Law or any rule or regulation of any securities exchange or securities quotation system and such party shall, to the extent practicable, consult with the other parties with respect to such announcement and give reasonable prior written notice of its intent to issue such announcement.

         5.4 Compliance with Laws. Seller shall comply in all material respects with all applicable Laws and orders of any court or federal, state, municipal, or other governmental department.

         5.5 Consents and Approvals.

                  (a) Buyer and Seller shall each give any notices to, make any filings with, and use their respective reasonable efforts to obtain any other authorizations, consents and approvals of any authorities required to be obtained by any of them to consummate the transactions contemplated hereby.

                  (b) Seller shall give any notices to third parties, and shall use its reasonable efforts to obtain, any third party consents that Buyer may reasonably request in connection with the consummation of the transactions contemplated hereby. Nothing in this Agreement shall be construed as an attempt or an agreement by the Company to assign or cause the assignment of any contract or agreement which is by Law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given.

         5.6 Exclusive Dealing. (a) Seller hereby agrees that, except as provided for in subsection (b) below, Seller shall not, and shall not permit any of its directors, employees, agents or representatives to, directly or indirectly, solicit, initiate or accept any discussions, submissions of proposals or offers or negotiations with, or, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, or enter into any agreement with, any person, other than Buyer (or one of its affiliates), concerning any merger, sale of substantial assets, sale of shares of capital stock or other equity securities, or any similar transaction involving Seller, the Purchased Assets or the Business (such transactions being hereinafter referred to as "Alternative Transactions") or authorize or permit any of their respective officers, directors, agents or representatives to take any such action.

                  (b) Notwithstanding the foregoing, if, prior to the consummation of the transactions contemplated hereby, Seller's Board of Directors determines, upon advice from outside legal counsel that failure to act would be a violation of its fiduciary duties under applicable Law, Seller may provide information with respect to Seller to another person or entity that has made an unsolicited proposal for an Alternative Transaction and participate in discussions and negotiations with such person or entity relating to such Alternative Transaction, provided that such other person or entity execute a confidentiality agreement restricting the use and disclosure of any information provided by Seller which is in form and substance reasonably acceptable to Buyer.

                  (c) Seller shall promptly (i.e. within 1 business day) notify Buyer if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Seller or any of its officers, directors, employees, representatives or agents in respect of an Alternative Transaction, and shall, in any such notice, indicate the identity of the offeror and the material terms and conditions of any proposals or offers or the nature of any inquiries or contacts. Seller shall not enter into any definitive agreement or execute a letter of intent or agree to a term sheet (whether binding or non-binding) relating to an Alternative Transaction unless Seller shall have furnished Buyer with the notice described in this subsection (c). If, after providing such notice, Seller enters into a definitive agreement, executes a letter of intent or agrees to a term sheet (whether binding or non-binding), or becomes the subject of a tender offer of similar acquisition transaction (whether or not consummated), for an Alternative Transaction, Seller shall pay Buyer $250,000 as liquidated damages for expenses.

         5.7 Cooperation. Seller and Buyer shall:

                  (a) fully cooperate with each other and their respective legal counsel and accountants in connection with any steps to be taken as part of their obligations under this Agreement;

                  (b) use their reasonable efforts to satisfy those conditions set forth in Articles VI and VII which are to be satisfied by them; and

                  (c) promptly give notice to the other party of the existence or occurrence of any fact or condition which would make any representation or warranty contained herein untrue in any material respect or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby.

         5.8 ISRA. Seller shall make any and all filings and perform any and all acts required under New Jersey ISRA requirements.

         5.9 Special Meeting of Shareholders.

                  (a) Seller shall promptly take all steps necessary to cause a special meeting of its shareholders (the "Special Meeting") to be duly called, noticed, convened and held as soon as practicable for the purposes of voting to approve this Agreement, the transactions contemplated hereby and all matters related thereto. In connection with the Special Meeting, the Board of Directors of Seller shall unanimously recommend to its shareholders that the shareholders vote in favor of the approval of this Agreement, the transactions contemplated hereby and all matters related thereto, and the Board of Directors shall use their best efforts to secure the required approval of the shareholders, including voting any of their shares in favor of such approval.

                  (b) In connection with the Special Meeting, Seller will prepare and cause to be mailed to its shareholders a notice of the Special Meeting and a definitive proxy statement (the "Proxy Statement") as soon as practicable and, in any event, shall cause such notice to be mailed no later than the time required by Law and Seller's Articles of Incorporation and Bylaws. Buyer shall provide Seller with any information for inclusion in the Proxy Statement or any amendments or supplements thereto which is required by Law or which is reasonably requested by Seller. Seller shall consult with Buyer with respect to the Proxy Statement and shall afford Buyer reasonable opportunity to comment thereon. If, at any time prior to the Special Meeting, any event should occur relating to Seller which should be set forth in an amendment of, or a supplement to, the Proxy Statement, Seller will promptly inform Buyer in writing. In each such case, Seller, with the cooperation of Buyer, will promptly prepare and mail such amendment or supplement and Seller shall consult with Buyer with respect to such supplement or amendment and shall afford Buyer reasonable opportunity to comment thereon prior to such mailing. Seller will notify Buyer at least 48 hours prior to the mailing of the Proxy Statement, or any amendment or supplement thereto, to its shareholders.

                  (c) The directors of Seller represent and warrant to Buyer that they now have collectively, and at the Special Meeting will have collectively, beneficial ownership of at least 34.8% of the outstanding shares of Seller's voting capital stock and hereby covenant to vote their shares in favor of the approval of this Agreement, the transactions contemplated hereby and all matters related thereto. In addition, on the date hereof Seller shall deliver to Buyer a letter, in form and substance reasonably acceptable to Buyer, from Edgewater Private Equity Fund, L.P. ("Edgewater") pursuant to which Edgewater covenants to vote its shares of Seller's voting capital stock in favor of such approval.

         5.10 Inventory Build-Up.

                  (a) Seller shall produce a sufficient quantity (to be determined by Buyer) of products designated by Buyer so that at the Effective Time of Closing, the quantity of Seller's work-in-process and finished goods inventory of such products shall be sufficient to meet the anticipated requirements of the Business for the succeeding six-month period. During the period of inventory build-up described above, the parties agree that the quantity of the Borg-Warner "cold-room" inventory shall not be replenished.

                  (b) Buyer shall issue Seller a purchase order for the inventory to be produced by Seller pursuant to subsection (a) above. The purchase order shall provide that the price for the inventory shall be Seller's cost and Buyer shall pay Seller for such inventory:

                           (i) in three installments of $70,000 on each of the
date hereof, April 1, 1997 and May 1, 1997; and

                           (ii) the remaining balance therefor as part of the
Purchase Price adjustment described in Section 2.3 above.

                  (c) Seller hereby:

                           (i) grants Buyer a first priority security interest
in Seller's assets; and

                           (ii) agrees to deliver to Buyer, on the date hereof,
a security agreement and related financing statement, in form and substance acceptable to Buyer, representing the security interest described in subsection
(i) above and a subordination agreement from all parties that now have a security interest in Seller's assets;

                  (d) (i) If this Agreement is terminated for any reason other than as described in subsection (ii) below, Seller shall sell the inventory produced for Buyer pursuant to this Section 5.10 in the ordinary course of business prior to selling any other inventory and shall repay Buyer, for each item of inventory sold, the amount paid by Buyer for such item of inventory pursuant to Section 5.10(b) above as such inventory is sold to Seller's customers; provided, however, that unless this Agreement is terminated as a result of a breach of the representations and warranties made by Buyer in this Agreement or the failure of Buyer to perform its obligations hereunder for any reason, all amounts to be repaid to Buyer shall be repaid within twelve months from the date of termination.

                  (ii) Notwithstanding the foregoing, if this Agreement is terminated as a result of a breach of the representations and warranties made by Seller in this Agreement or the failure of Seller to perform its obligations hereunder for any reason, then Seller shall immediately repay Buyer the amount paid by Buyer pursuant to Section 5.10(b) above.

         5.11 Updates. Subject to Section 6.4 below, prior to the Closing Date, Seller may update and supplement the Schedules to this Agreement from time to time by written notice to Buyer. If requested by Buyer, Seller shall meet and discuss with Buyer any change or changes in the Schedules made by Seller.

         5.12 Transition Services. If Buyer determines that it requires assistance in transitioning the Business from Seller to Buyer following the Closing, Buyer and Seller shall negotiate a mutually acceptable transition services agreement.

         5.13 Guaranty. On the date hereof, Buyer shall deliver a guaranty of Erie Scientific Company, Buyer's corporate parent ("Guarantor"), of Buyer's obligations hereunder, in form and substance acceptable to Seller (the "Buyer Guaranty Agreement").


                                   ARTICLE VI

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent (any or all of which Buyer may expressly waive):

         6.1 Compliance with Agreement. Seller shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

         6.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents which Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

         6.3 Litigation. No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

         6.4 Representations and Warranties. The representations and warranties made by Seller shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as though said representations and warranties had been made at such times; provided, however, that for purposes of this Section 6.4, any updates and supplements to the Schedules delivered by Seller to Buyer after the date of this Agreement shall not be taken into account, except for changes consented to in writing by Buyer.

         6.5 No Adverse Change. During the period from the date of this Agreement to the Closing Date there shall not have occurred or been discovered, and there shall not exist on the Closing Date, any material adverse change to the Business, any material damage to the Purchased Assets, or any condition or fact which is or may be materially adverse to the Purchased Assets or the financial condition, properties, results of operation, or prospects of the Business.

         6.6 Deliveries at Closing. Seller shall have delivered to Buyer the following documents, each properly executed and dated as of the Closing Date:

                  (a) the Bill of Sale;

                  (b) Seller's Closing Certificate;

                  (c) the services agreement described in Section 5.12 above, if any;

                  (d) assignments, in form and substance acceptable to Buyer, of the Intangible Assets set forth on Schedule 3.10(a) hereto; and

                  (e) the Opinion of Seller's Counsel.

         6.7 Other Deliveries. Seller shall have delivered to Buyer prior to or at Closing:

                  (a) such certificates and documents of officers of Seller and public officials as shall be reasonably requested by Buyer's counsel to establish the existence and good standing of Seller and the due authorization of this Agreement and the transactions contemplated by this Agreement by Seller;

                  (b) UCC terminations and releases for any security interests encumbering the Purchased Assets;

                  (c) legal title to and legal possession of the Purchased Assets; and

                  (d) such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as shall be effective to vest in Buyer free and clear title to the Purchased Assets as contemplated by this Agreement.

         6.8 Approvals and Consents.

                  (a) Seller shall have filed all notices and obtained, in writing, and conveyed to Buyer such permissions, approvals, determinations, consents and waivers, if any, as may be required by Law, regulatory authorities, the Contracts, the Permits, secured creditors of Seller or from any third party pursuant to any contract to which Seller is a party, in order to consummate the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets as contemplated by this Agreement.

                  (b) Buyer shall have obtained, at Buyer's expense, all approvals, authorizations, and permits, governmental and otherwise, that it deems necessary and appropriate to its conduct of the Business on and after the Closing Date.

         6.9 Change of Name. Seller shall have delivered to Buyer all necessary certificates executed by the appropriate officers of Seller, in proper form for filing with the appropriate governmental agencies or officials, and duly authorized by Seller's board of directors and shareholders, to effect the change of the name of Seller to a substantially dissimilar name so that Buyer shall have the full and exclusive use of the name "Drug Screening Systems, Inc." in such manner as Buyer may deem proper.

         6.10 ISRA Compliance. In connection with the transactions proposed herein, Seller shall have received from the Industrial Site Evaluation Element or its successor ("Element") of the New Jersey Department of Environmental Protection ("NJDEP"), on or before the Closing Date, either: (i) An approved remediation agreement between Seller and the NJDEP allowing the transactions proposed herein to close; (ii) a non-applicability letter; (iii) a de minimus quantity exemption; (iv) unconditional approval of Seller's negative declaration, and receipt of a no further action letter; or (v) approval of Seller's remedial action workplan on or before the Closing Date, for which Seller shall promptly apply pursuant to ISRA. Seller shall execute such documents as shall be reasonably required by Buyer and/or the State of New Jersey as related thereto. Seller shall simultaneously deliver to Buyer copies of all documents submitted to or received from NJDEP pursuant to ISRA. If this condition precedent is not satisfied on or before the Closing Date, then Buyer may, at its sole discretion, extend the Closing Date until this condition precedent is satisfied.

         6.11 Inventory Build-Up. The supply of finished goods shall be as described in Section 5.10

         6.12 Shareholder Approval. The shareholders of Seller shall have approved this Agreement and the consummation of the transactions contemplated hereby in accordance with Seller's Articles of Incorporation and Bylaws and Laws of the Commonwealth of Pennsylvania.

         6.13 AccuScreen Agreement. The agreement among Buyer, Seller and AccuScreen shall not have been amended (other than with the consent of Buyer), rescinded or revoked and shall be in full force and effect on the date hereof.


                                   ARTICLE VII

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent (any or all of which Seller may expressly waive):

         7.1 Compliance with Agreement. Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

         7.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement by Buyer, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and Seller's counsel.

         7.3 Litigation. No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

         7.4 Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made at such times.

         7.5 Payment of Purchase Price. Buyer shall have paid to Seller the Purchase Price as described in Section 2.2 of this Agreement.

         7.6 Deliveries at Closing. Buyer shall have delivered to Seller the following documents, each properly executed and dated as of the Closing Date:

                  (a)  the Bill of Sale;

                  (b)  Buyer's Closing Certificate;

                  (c)  the Opinion of Buyer's Counsel; and

                  (d) the services agreement described in Section 5.12 above, if any.

         7.7 Other Documents. Buyer shall have delivered to Seller such certificates and documents of officers of Buyer and of public officials as shall be reasonably requested by Seller's counsel to establish the existence and current status of Buyer and the due authorization of this Agreement and the transactions contemplated by this Agreement by Buyer.

         7.8 Shareholder Approval. The shareholders of Seller shall have approved this Agreement and the consummation of the transactions contemplated hereby in accordance with Seller's Articles of Incorporation and Bylaws and the Laws of the Commonwealth of Pennsylvania.

         7.9 AccuScreen Agreement. The agreement among Buyer, Seller and AccuScreen shall not have been amended (other than with the consent of Seller), rescinded or revoked and shall be in full force and effect on the date hereof.

                                  ARTICLE VIII

                      INDEMNITY; TERMINATION; MISCELLANEOUS

         8.1 Seller's Indemnity.

                  (a) Seller shall indemnify and hold Buyer harmless from and against and shall defend promptly Buyer from and reimburse Buyer for any and all losses, damages, costs, expenses, liabilities, obligations, and claims of any kind (including, without limitation, reasonable attorneys' fees and other costs and expenses) (collectively, "Damages") which Buyer may at any time suffer or incur, or become subject to, as a result of or in connection with:

                           (i) any breach of this Agreement or inaccuracy of any
of the representations and warranties made by Seller in or pursuant to this Agreement;

                           (ii) any failure by Seller to carry out, perform,
satisfy, and discharge any of its covenants, agreements, undertakings, liabilities, or obligations under this Agreement or under any of the documents delivered by Seller pursuant to this Agreement;

                           (iii) the Retained Liabilities;

                           (iv) Product Liability Matters;

                           (v) Product Warranty Claims;

                           (vi) the ownership, occupation, and/or operation of
the Business, the Purchased Assets or any property occupied or used by Seller in connection with the Business, prior to the Effective Time of Closing;

                           (vii) noncompliance by Seller, the Business (prior to
the Effective Time of Closing), the Purchased Assets (prior to the Effective Time of Closing) or any property occupied or used by Seller with any Law, required specification, Environmental Law, or the infringement by Seller of property rights of others;

                           (viii) any Environmental Claim arising out of
conditions existing as of or prior to the Effective Time of Closing at the Premises, former properties owned or occupied by Seller, or present or former off-site disposal locations used by Seller;

                           (ix) any other Environmental Claim with respect to
the conduct of the Business as of or prior to the Effective Time of Closing;

                           (x) noncompliance with any bulk transfer or plant
closing laws in connection with the sale of the Business, if applicable; and

                           (xi) any suit, action or other proceeding brought by
any governmental authority or person arising out of any of the matters referred to in this section 8.1 of this Agreement.

                  (b) Buyer shall promptly notify Seller of any claim, demand, action, or proceeding for which indemnification will be sought under this section 8.1 of this Agreement and, if such claim, demand, action, or proceeding is a third party claim, demand, action, or proceeding, Seller shall have the right at its expense to assume the defense thereof using counsel reasonably acceptable to Buyer. Buyer shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action, or proceeding. In connection with any such third party claim, demand, action, or proceeding, Buyer and Seller shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action, or proceeding shall be settled without the prior written consent of Buyer and Seller. If a firm written offer is made to settle any such third party claim, demand, action, or proceeding and Buyer refuses to consent to such settlement, then: (i) Seller shall be excused from, and Buyer shall be solely responsible for, all further defense of such third party claim, demand, action, or proceeding; and (ii) the maximum liability of Seller relating to such third party claim, demand, action, or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from Buyer on such third party claim, demand, action, or proceeding is greater than the amount of the proposed settlement.

                  (c) Following the Closing, Seller shall not be liable to Buyer pursuant to Section 8.1(a) above: (i) until the total amount of liability thereunder exceeds $25,000, (ii) for an amount in excess of the Purchase Price and (iii) for any indemnification claims made by Buyer after the third anniversary of the Closing Date.

         8.2 Buyer's Indemnity.

                  (a) Buyer shall indemnify and hold Seller harmless from and against, and shall defend promptly Seller from and reimburse Seller for, any and all Damages which Seller may at any time suffer or incur, or become subject to, as a result of or in connection with:

                           (i) any breach or inaccuracy of any representations
and warranties made by Buyer in or pursuant to this Agreement;

                           (ii) any failure by Buyer to carry out, perform,
satisfy and discharge any of its covenants, agreements, undertakings, liabilities, or obligations under this Agreement or under any of the documents and materials delivered by Buyer pursuant to this Agreement;

                           (iii) any product liability matters or product
warranty claims for products manufactured, distributed, sold or shipped by Buyer after the Effective Time of Closing;

                           (iv) the ownership, and/or operation of the Business
and the Purchased Assets after the Effective Time of Closing; and

                           (v) the Assumed Liabilities; and

                           (vi) any suit, action, or other proceeding brought by
any governmental authority or person arising out of any of the matters referred to in Section 8.2 of this Agreement.

                  (b) Seller shall promptly notify Buyer of any claim, demand, action, or proceeding for which indemnification will be sought under this section 8.2 of this Agreement and, if such claim, demand, action, or proceeding is a third party claim, demand, action, or proceeding, Buyer will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to Seller. Seller shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action, or proceeding. In connection with any such third party claim, demand, action, or proceeding, Buyer and Seller shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action, or proceeding shall be settled without the prior written consent of Seller and Buyer. If a firm written offer is made to settle any such third party claim, demand, action, or proceeding and Seller refuses to consent to such settlement, then: (i) Buyer shall be excused from, and Seller shall be solely responsible for, all further defense of such third party claim, demand, action, or proceeding; and (ii) the maximum liability of Buyer relating to such third party claim, demand, action, or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from Seller on such third party claim, demand, action, or proceeding is greater than the amount of the proposed settlement.

         8.3 Termination. Time is of the essence. Unless otherwise agreed to in writing, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time as follows:

                  (a) by mutual written agreement of Seller and Buyer;

                  (b) by Buyer (provided that it is not otherwise in breach hereof) if any of the conditions set forth in Article VI of this Agreement shall not have been fulfilled on or prior to August 1, 1997;

                  (c) by Seller (provided that it is not otherwise in breach hereof) if any of the conditions set forth in Article VII of this Agreement shall not have been fulfilled on or prior to August 1, 1997; or

                  (d) by Seller or Buyer if Seller has entered into a definitive agreement for an Alternative Transaction, executed a letter of intent or agreed to a term sheet (whether binding or non-binding), or become the subject of a tender offer or other acquisition transaction, provided that Seller's right to terminate is conditioned upon Seller's compliance with the provisions of Section 5.6(c).

         8.4 Rights on Termination; Waiver. If this Agreement is terminated pursuant to Section 8.3 hereof, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other, except that: (a) Buyer's obligations contained in section 5.1(b) (confidentiality) of this Agreement shall survive any such termination and (b) each party shall retain any and all remedies which it may have for breach of contract provided by Law based on the other party's failure to comply with the terms of this Agreement. If any of the conditions set forth in Article VI of this Agreement have not been satisfied, Buyer may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement and, if any of the conditions set forth in Article VII of this Agreement have not been satisfied, Seller may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement.

         8.5 Further Assurances. From time to time after the Closing Date, upon the request of Buyer, and without further cost or expense to Buyer, Seller shall execute and deliver, and cause to be executed and delivered, such further instruments of conveyance, assignment, and transfer and take such further action as Buyer may reasonably request in order more effectively to sell, assign, convey, transfer, reduce to possession, and record title to any of the Purchased Assets. Seller agrees to cooperate with Buyer in all reasonable respects to assure to Buyer the continued title to and possession of the Purchased Assets in the condition and manner contemplated by this Agreement.

         8.6 Survival of Representations and Warranties. All representations and warranties of Buyer and Seller contained in this Agreement or made pursuant to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement for a period of three years.

         8.7 Entire Agreement; Amendment. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, and there are no warranties, representations, or other agreements between the parties or on which any of the parties have relied in connection with the subject matter hereof, except as specifically set forth in this Agreement. No amendment, supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         8.8 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses incurred by it, including the fees of respective counsel, accountants, brokers, investment bankers, and other experts incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated by this Agreement. Seller acknowledges that it is responsible for all New Jersey ISRA expenses in connection with this transaction.

         8.9 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of New Jersey.

         8.10 Assignment. This Agreement shall not be assigned by Seller or Buyer without the prior written consent of the other party; provided, however, that Buyer shall have the right to assign all or any portion of its rights under this Agreement or to delegate all or any portion of its obligations under this Agreement, in each case with reference to all or any portion of the Purchased Assets, to a subsidiary, to the corporate parent or to an affiliate of Buyer without Seller's consent. Any such assignment or delegation of obligations shall not release Buyer or Guarantor from their respective obligations herein.

         8.11 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party or the second business day after having deposited the notice or communication in the United States mail, certified or registered mail, postage prepaid, return receipt requested, or upon delivery by courier or facsimile, and addressed as follows, unless and until any of such parties notifies the others in accordance with this section of a change of address:

         If to Seller:                      Mr. Joseph R. Shaya
                                            Drug Screening Systems, Inc.
                                            1001 Lower Landing Road
                                            Blackwood NJ 08012

         with a copy to:                    Scott J. Lesser, Esq.
                                            Gold & Wachtel, LLP
                                            110 East 59th Street
                                            New York NY 10022

         If to Buyer:                       Mr. Frank H. Jellinek, Jr.
                                            Erie Scientific Company
                                            20 Post Road
                                            Portsmouth NH 03801



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



         with a copy to:                    R. Jeffrey Harris, Esq.
                                            c/o Sybron International Corporation
                                            411 East Wisconsin Avenue
                                            Milwaukee, WI 53202

         8.12 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         8.13 Income Tax Position. Neither Buyer nor Seller shall take a position for income tax purposes which is inconsistent with this Agreement.

         8.14 Taxes and Fees. Seller shall pay all transfer taxes of any kind, all sales, use or other taxes and all escrow, documentary, stamp, recording and filing taxes or fees which arise as a result of the conveyance of the Purchased Assets to Buyer pursuant to this Agreement.

         8.15 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

         8.16 Severability. If any provision, clause, or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause, or part under other circumstances, shall not be affected thereby.

         8.17 No Reliance. Except for any assignees permitted by section 8.10 of this Agreement: (a) no third party is entitled to rely on any of the representations, warranties, and agreements of Buyer or Seller contained in this Agreement; and (b) Buyer and Seller assume no liability to any third party because of any such reliance.

         8.18 Specific Performance. Buyer and Seller acknowledge that the rights of each party to consummate the transactions contemplated hereby are unique and recognize that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party's obligations hereunder by an action for specific performance, injunctive and/or other equitable relief.

         8.19 Legal Proceedings. If a dispute arises between the parties relating to this Agreement or any of the other agreements to be delivered hereunder, other than a dispute relating to the adjustment to the Purchase Price which shall be resolved in accordance with Section 2.3(c) above, and other than a dispute relating to a breach of Section 2.8 or 5.1(b) in which case a party may immediately commence a legal action with respect to such breach, the parties agree to use the following procedure prior to either party pursuing other available remedies:

                  (a) A meeting shall be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

                  (b) If the parties are not successful in resolving the dispute within forty-five (45) days after their initial meeting, then the parties may agree to submit the matter to binding arbitration or to commence a legal action. The parties hereby consent to the jurisdiction of a state or federal court, or to an arbitration located, in Essex County, New Jersey or Milwaukee County, Wisconsin and agree that the exclusive jurisdiction and venue for any court proceeding or arbitration shall be Essex County, New Jersey if such legal action is commenced by Seller and Milwaukee, Wisconsin if such legal action is commenced by Buyer.

                  (c) In the event legal proceedings through the courts are commenced to enforce the parties' respective rights and obligations herein, the prevailing party shall be entitled to reimbursement for its related costs and expenses, including reasonable legal fees, incurred with respect to said legal proceedings.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have caused this Purchase and Sale Agreement to be duly executed as of the day and year first above written.

                           DRUG SCREENING SYSTEMS, INC.



                           By:___________________________________

                           Its:__________________________________


                           CASCO STANDARDS, INC.



                           By:___________________________________

                           Its:__________________________________


                           For purposes of Section 5.9:




                           ______________________________________
                           John Pappajohn, Director and
                           Shareholder




                           ______________________________________
                           Stephen C. Turner, Director and
                           Shareholder




                           ______________________________________
                           Jeff Davidowitz, Director and
                           Shareholder

                                    EXHIBITS

Exhibit             Description
-------             -----------

     1              Bill of Sale
     2              Buyer's Closing Certificate
     3              Opinion of Buyer's Counsel
     4              Opinion of Seller's Counsel
     5              Seller's Closing Certificate

                                    SCHEDULES


Schedule No.                        Description
------------                        -----------

      1.12                          Contracts
      1.21                          Fixed Assets
      1.31                          Leased Assets
      1.33                          Miscellaneous Assets
      1.37                          Permits
      1.45                          Retained Assets
      3.4(a)                        Purchased Assets - Exceptions
      3.4(e)                        Off-Site Assets
      3.5(b)                        Contingent Liabilities
      3.7                           Material Contracts not being Assumed
      3.8(b)                        Customer Complaints
      3.10(a)                       Intellectual Property
      3.10(b)                       Licenses
      3.11(b)                       Regulatory Matters
      3.18(a)                       Employees
      3.18(b)                       Employee Benefit Plans
      3.18(f)                       Unemployment Compensation
      3.19                          Litigation
      3.20(a)                       Insurance Policies
      3.20(b)                       Insurance Claims
      3.21                          Product Matters
      3.22                          Nondisclosure Agreements
      3.23                          Products
      3.24                          Special Pricing Arrangements
      3.25                          Distributors
      3.26                          Related Party Transactions
      3.27                          Customers and Suppliers

APPENDIX B


DRUG SCREENING SYSTEMS, INC.
Balance Sheets, December 31 1996 and Pro Forma after Casco purchase

                                                                                 Pro Forma
                                                               December 31,     December 31,
                                                                    1996            1996
                                                               ------------     ------------
Assets
Current Assets:
  Cash                                                        $     74,453       1,000,000
  Accounts receivable, net of allowance of $50,000                  99,276
  Inventory                                                        347,529
  Prepaid expenses and other                                       107,596
  Equipment held for sale                                             --
                                                              ------------    ------------
Total Current Assets                                               628,854       1,000,000

Equipment and improvements, net                                    268,096

Other Assets:
  Deposits                                                          12,104
  Patents                                                           25,042
                                                              ------------    ------------
Total Assets                                                  $    934,096    $  1,000,000
                                                              ============    ============


Liabilities and Stockholders' Equity
Current Liabilities:
  Current maturities of long-term debt and capital leases     $    207,273
  Accounts payable and accrued expenses                            349,190
  Customer advances and prepayments                                 17,000
                                                              ------------    ------------
   Total Current Liabilities                                       573,463            --

  Long term debt                                                      --

Commitments and contingencies                                         --

Stockholders' Equity
  Class "A" preferred stock, $0.01  par value; 2,000
   shares authorized; none issued                                     --
  Common stock, $0.01 par value; 20,000,000
   shares authorized; 4,246,017 shares at September 30,1996
    and June 30, 1996 issued and outstanding                        42,460          42,460
  Additional paid-in-capital                                    15,070,555      15,070,555
  Accumulated deficit                                          (14,752,382)    (14,113,015)
                                                              ------------    ------------
   Total Stockholders' Equity                                      360,633       1,000,000
                                                              ------------    ------------

Total Liabilities and Stockholders' Equity                    $    934,096       1,000,000
                                                              ============    ============


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